                                                                  Exhibit 99.386




                   A REPORT TO THE CALIFORNIA POWER EXCHANGE:

                       ITERATIVE BIDDING IN THE PX MARKET












                                February 9, 1999


                              Dr. Peter H. Griffes
                           ANALYSIS GROUP / Economics
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                                     - 2 -



                   A REPORT TO THE CALIFORNIA POWER EXCHANGE:
                       ITERATIVE BIDDING IN THE PX MARKET


I.    EXECUTIVE SUMMARY...............................................................................          3


II.   INTRODUCTION AND PURPOSE OF STUDY...............................................................          4


III.  DESCRIPTION OF ITERATIVE BIDDING................................................................          6

   A.    PURPOSE OF ITERATIVE BIDDING.................................................................          6
   B.    DESCRIPTION OF ACTIVITY RULES................................................................          7
      1.    Opening rule..............................................................................          7
      2.    Revision rule.............................................................................          7
      3.    Exclusion rule............................................................................          8
      4.    Withdrawal rule...........................................................................          9
      5.    Closing rule..............................................................................          9
   C.    EXAMPLE OF ACTIVITY RULES....................................................................         10

IV.   STATUS OF ITERATIVE BIDDING IN THE PX MARKET....................................................         12

   A.    PRIOR TO THE OPENING OF THE MARKET...........................................................         12
   B.    SINCE THE OPENING OF THE MARKET..............................................................         13

V.    SUMMARY OF RESEARCH DONE IN JUNE 1998...........................................................         13

   A.    BENEFITS FROM ITERATIONS.....................................................................         14
      1.    Review of London Economics Study..........................................................         14
      2.    Theoretical Benefits......................................................................         15
   B.    COSTS OF ITERATIONS..........................................................................         16
      1.    Feasibility constraints...................................................................         17
      2.    Strategic behavior........................................................................         22
      3.    Transactions costs........................................................................         24
   C.    INTERVIEWS WITH PARTICIPANTS.................................................................         25
   D.    CONCLUSIONS FROM JUNE 1998 STUDY.............................................................         26

VI.   SUMMARY OF RESEARCH DONE IN NOVEMBER 1998.......................................................         27

   A.    EXCERPTS FROM `BETA TEST OF ITERATIVE BIDDING IN THE PX DAY-AHEAD MARKET'....................         28
   B.    COMMENTS AND OBSERVATIONS FROM NOVEMBER RESEARCH.............................................         31
      1.    Comments on results.......................................................................         31
         a. The report's discussion...................................................................         31
         b. The report's omissions....................................................................         32
         c. Interpreting the report's results.........................................................         33
      2.    Comments on interviews....................................................................         37
         a. Benefits and costs........................................................................         37
         b. Concerns about gaming.....................................................................         37
   C.    CONCLUSIONS FROM NOVEMBER RESEARCH...........................................................         38

VII.     CONCLUSIONS..................................................................................         39

VIII.    SOURCES......................................................................................         41

APPENDIX A:  SURVEY RESULTS...........................................................................         42

APPENDIX B:  ITERATIONS RESULTS FOR BETA TEST.........................................................         45

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                                     - 3 -



I.    EXECUTIVE SUMMARY

This report addresses some of the issues raised in the evaluation and possible implementation of iterative bidding in the market. In approving the California market structure, FERC directed the PX to study how iterations improved the efficiency of its day-ahead energy market. This report describes the research effort sponsored by the PX on the topic of iterative bidding in the last year. The research has largely been motivated by the possible implementation of the market iterations. The PX has not yet incorporated iterations into its market. Because it is not clear whether the benefits to iterations outweigh their costs, the PX has postponed implementing iterative bidding indefinitely.

The PX has sponsored two separate research projects. One was done in June 1998, and the other took place in November 1998. The June research assessed costs and benefits of implementing iterations. The June research summarized the role of iterations in the market and the possibility of increasing efficiency through iterations. The research explicitly laid out the benefits from iterations and identified three costs to implementation: 1) feasibility constraints, 2) strategic behavior, and 3) transactions costs.

Iterations are time consuming. Feasibility constraints address whether there is enough time for a sufficient number of iterations. Strategic behavior addresses possible gaming of the market rules. Transaction costs relate to how much more participants would have to pay to undertake iterations profitably. The June research showed that schedule would have to be very tight. It also identified gaming opportunities involving fictitious bids that may have to be addressed before implementation. Further it showed that transactions costs are significant and are largely born by participants.

The second research project took place in November 1998 after iterations software was developed. One objective of research was to test it. The PX held market simulations of iterations for five separate days in early November. Many of the same issues identified earlier were raised in this research. This included the feasibility of having enough time for a sufficient number of iterations, and transaction costs imposed on participants. Because the benefits and costs of iterations would accrue to participants, the PX conducted a formal survey of participants after the market simulations were complete.

The November research results indicated the costs of implementing iterations outweighed the benefits they would produce. The research highlights the benefits to the demand side of the market of seeing energy prices before deciding how much to buy from the various energy markets. Further, the November results display market price and quantity movements that are consistent with strategic behavior on the supply side of the market. Further investigation would be needed to determine whether suppliers were manipulating prices in these tests. The issue of strategic behavior in the market would have to be fully addressed before iterations could be introduced.
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                                     - 4 -


II.   INTRODUCTION AND PURPOSE OF STUDY

In the original design of the PX energy market, iterations were a feature of the auction design. Iterations allow suppliers a chance to adjust their bids to better achieve feasible schedules. As a condition of approving the market structure, FERC required further study on the efficiency of the designs of the iterations in the market.

In its October 30, 1997 decision conditionally approving the market structure, FERC states:

      We will require that the PX conduct additional studies to further evaluate the proposed auction, which must be completed and submitted to us by January 1, 1999. The studies should analyze whether the Phase II auction results in an efficient, least-cost dispatch. The effect of limiting the number of iterations in the Phase II auction (so that the auction may terminate before reaching an equilibrium) should be explored, since the ISO/PX proposes only one round of bidding initially, and only five rounds of bidding later on. Also, the effects of transmission congestion and the existence of no-load costs on the part of generators should be explored for each auction.

      The studies should also examine the effects of the regular repetition of auctions involving the same participants and similar costs from day to day. The studies should pay specific attention to the susceptibility of the auction format to overt and tacit collusion and the potential to exercise market power.

This report addresses some of the issues raised in the evaluation and possible implementation of iterative bidding in the market. It describes the research effort sponsored by the PX on the topic of iterative bidding in the last year. The research has been motivated by the possible implementation of the market iterations, rather than the questions raised by FERC in its decision.

The PX has not yet incorporated iterations into its market. In evaluating possible implementation of iterations, the PX and its participants have been concerned that the costs imposed on the PX and market participants would significantly outweigh the benefits that may result. Consequently, the PX Board has postponed the implementation of iterative bidding indefinitely.

In coming to this stance, the PX has undertaken two separate research projects. The first was in June 1998. The purpose of the June research was to assess the need for iterative bidding in the market and explore issues pertaining to its implementation. In particular, there were concerns whether there would be enough time for iterations and how much iterations would burden participants. Further, opportunities for strategic behavior (or gaming) were identified and discussed in the June research. A number of issues would have to be addressed before implementing iterations.
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                                     - 5 -


The June research summarized the role of iterations in the market and the possibility of increasing efficiency through iterations. It described the revision rules and how they would work to move prices. The research explicitly laid out the benefits from iterations and identified three costs to implementation: 1) feasibility constraints, 2) strategic behavior, and 3) transactions costs. Previous research efforts concerning each of these costs were summarized and considered.

The second research project took place in November 1998. Between June and November, the PX developed software that would allow iterations. One of the objectives of the research was to test that the software performed as it should. Thus, market simulations were run with PX participants for five separate days in early November.

In revisiting iterations, many of the same issues were raised including benefits of iterations, feasibility of having enough time for a sufficient number of iterations, and transactions costs imposed on participants. The PX realized that many of the benefits and costs of iterations would accrue to participants, so it conducted a formal survey of participants after the market simulations were complete. As described by participants, the costs of implementing iterations outweighed the benefits they would produce. Consequently, the PX postponed indefinitely the introduction of iterations.

The November research highlights the benefits to the demand side of the market of seeing energy prices before deciding how much to buy from the day-ahead, hour-ahead and real-time markets. This could be a significant benefit of iterations.

Further, the November results display market price and quantity movements that are consistent with strategic behavior on the supply side of the market. However, they are also consistent with unprofitable portfolios exiting the market. Further investigation would be needed to determine whether suppliers were manipulating prices in these tests. Price and quantity movements did not suggest strategic behavior on the demand side of the market. However, such behavior is possible. Because the interests are diametrically opposed, it is not clear what the value of iterations would be when both suppliers and demanders are behaving strategically. More research is needed on this topic.

The rest of the report is laid out in the following manner. Section III provides a description of iterative bidding. It specifies the benefits from iterations and works through examples of the revision rules applicable to the iterative process. Section IV provides a brief history of the consideration of iterations in the PX market. Section V describes, in some depth, the research effort undertaken in June 1998. The research specifies the costs and benefits associated with adopting iterations into the market. Section VI summarizes the Beta Tests that took place in November 1998. Besides reporting the conclusion made at that time, it discusses, in some detail, some of the results and implications of the research that was done. Section VII concludes the report.

III.  DESCRIPTION OF ITERATIVE BIDDING

A.    PURPOSE OF ITERATIVE BIDDING

Iterative bidding in the day-ahead PX market allows market participants to change their bids in response to prices revealed in earlier rounds of the auction. This price discovery process has several benefits to suppliers. First, it assists them in securing feasible production schedules. Second, it also provides them with information, so they can calculate their revenues and costs to determine whether they will be able to recover their relatively fixed costs attributable to start-up and no-load. Finally it allows them to adjust their bids (or withdrawal) to improve their financial position.

The design of the PX day-ahead energy market is a one-part energy bid. The bidding instrument is a 15-segment linear bid curve that must be increasing in the price over the entire quantity offered. Bidders can submit separate bid curves for each of 24 hours in the day-ahead auction. As such, bidders are expected to bid in such a way as be able to cover their costs with the awards and prices. Further, the PX evaluation process evaluates each hourly market independently of all other hours. Thus, an award in one hour does not ensure awards in adjacent hours.

Some of a generator's costs are fixed once the generator has started, but are otherwise avoided. In particular, start-up energy costs become a sunk cost once the generator starts. No-load costs are avoidable if a generator shuts off, but are fixed for each hour of operation. The bidding structure does not explicitly account for recovering these costs. These costs may need to be recovered on a daily basis. Accordingly, bidders would need to consider these costs as they prepare their bids. However, there is no simple way to do this and be assured that resulting schedules will be feasible.

Iterative bidding is a way bidders can get information about prices and awards without becoming financially obligated to meet generator schedules. Iterative bidding would allow participants to change their bids in response to quantities and prices revealed in earlier rounds of the auction. Bidders would also be able to withdraw from the auction entirely if prices are not high enough to cover costs. This would allow bidders to adjust their schedules through the iterative process, resulting in feasible production schedules.

Iterations are a risk management tool that hedge against potential losses due to infeasible schedules. Suppliers with large portfolios can allocate production across units to meet their awarded quantities and recover costs. Suppliers with small portfolios or single units are much more vulnerable. They run a greater risk of not recovering start-up and no-load costs. Similarly, hydro generation can better allocate scarce water to periods that will provide the most value.

Activity rules to ensure the market converges to a suitable price and quantity for all participants limit the ways in which bids can be revised. Essentially, suppliers must lower their bid prices through the iterations while demanders must increase their bid prices. The activity rules determine how quickly the auction will converge on an equilibrium.

B.    DESCRIPTION OF ACTIVITY RULES

This section discusses the activity rules proposed by the PX for its iterative auction. The iterative auction uses these rules to govern how bidders can change their tenders. The rules were designed to provide quick and decisive price discovery. They attempt to limit strategic behavior by bidders who may try to signal false quantity and price information. The bidding rules also encourage timely convergence to an equilibrium. Five activity rules have been proposed for the PX market.

1.    OPENING RULE

The Opening Rule describes how supply and demand bidders initially submit tenders. Under the proposed PX iterative bidding protocols, each market participant wishing to participate in the auction must make a bid in the first iteration. No new bids will be accepted after the first iteration. The purpose of the opening rule is to be sure that all quantities in the market are represented at the beginning of the auction. Without an opening rule, agents might hold back their bids to discover information about other participants' valuations. After seeing others' valuations, the withholders can formulate their bids to work to their advantage. Anyone bidding at the first of the market is put at a disadvantage by this behavior.

2.    REVISION RULE

The revision rule dictates how bidders can change their bids between iterations. The rule allows for prices, but not quantities, to be revised. If suppliers choose to revise their bids, they must lower their selling price. Similarly, buyers who want to adjust their bids must increase their buying price.

The hourly bids into the market take the form of 16 price-quantity combinations that are connected by straight lines to form the bid curves. Each price-quantity combination is called a breakpoint. Supplier's breakpoints must be increasing in prices and quantities. For the breakpoints that specify a Demander's demand curve, the prices must decrease as the quantities increase. The first and last points define the bidder's minimum and maximum quantities. To be in the market, each participant must submit hourly bids for each of the 24-hours of the day

In particular, the revision rule requires that a supplier (buyer) must lower (raise) the price of a breakpoint in the next iteration if it wants to keep that breakpoint active. In each iteration i, the PX calculates a market-clearing price (MCP[i]). This MCP[i] defines what portions of the bid are active or passive for iteration i+1. The active portion of the bid curve is defined as the segment with breakpoints above MCP[i]. These breakpoints are extra-marginal. The passive portion of the bid curve is the segment with breakpoints below MCP[i]. These breakpoints are infra-marginal.

Figure 1 illustrates the definition of active and passive breakpoints on a supply curve. Points A, B, and C represent breakpoints above the MCP from the first round. The revision rule requires that for these three breakpoints (A, B and C) to remain active, the supplier must lower their price to a level below MCP[1]. The bidder need not adjust its bid at all. However, as will be discussed below in the exclusion rule, the bidder will not be able to adjust these breakpoints in subsequent iterations of the market.


                        FIGURE 1: EXAMPLE OF ACTIVE AND
                              PASSIVE BREAKPOINTS

                                  [LINE GRAPH]

The revision rule requires suppliers to lower the price for each active breakpoint below MCP[i] if the breakpoint is to remain active. Passive breakpoints do not have to be revised, but can be if the supplier decides to lower them as well. An analogous rule applies to demand bidders. Specifically, the adjustment to any break points must be in an increasing direction.

3.    EXCLUSION RULE

As mentioned above, the exclusion rule freezes active breakpoints that are not revised at the first opportunity in subsequent iterations. Frozen breakpoints cannot be changed as long as the market price is falling. This rule requires bidders to lower their prices in each iteration if they want to be able to adjust the bid in subsequent iterations.

More formally, any breakpoint on the supply tender becomes frozen in the current iteration (i) if: the breakpoint was active in iteration (i-1) because the breakpoint's price exceeded MCP[(i-1)] and the breakpoint's price is not lowered in iteration (i) to be less than MCP[(i-1)]. This means a supplier must lower its price bids below the MCP if it wishes to be able to adjust those parts of the bid in subsequent rounds.

A breakpoint is always frozen relative to the MCP of the previous iteration. Specifically, suppliers can always adjust a breakpoint if they have adjusted it below the MCP from the previous round. If a breakpoint has become frozen, it can only be adjusted if it is "un-frozen" in subsequent iterations if the price rises. For a breakpoint frozen in iteration i, MCP[i-1] is the breakpoint's activation price to un-freeze it. A bid is no longer frozen if the MCP in subsequent iterations (i+1) rises above the activation price, MCP[i-1].

Demand side bidders have an analogous exclusion rule. They must increase the price portion of the bid to be able to adjust it in subsequent iterations.

The exclusion rule forces suppliers to commit to progressively lower prices when prices are falling between iterations or to signal that they will not sell at a lower price. Similarly it forces demanders to commit to progressively higher prices when prices are increasing between rounds or to signal that they will not buy at any higher price.

4.    WITHDRAWAL RULE

The withdrawal rule allows a bidder to remove its entire tender from an hourly market at the end of an iteration. A supplier may pull its portfolio if prices are iterating to levels that may be insufficient to cover its costs. Alternatively, a buyer may pull its portfolio if prices are iterating to levels that impose too great of a cost on consuming.

However, there are some restrictions on this withdrawal. All portions of the hourly tender must be withdrawn. Perhaps more importantly, the tender cannot be re-offered in subsequent iterations once it has been withdrawn. Further, withdrawal can occur at the end of any iteration except for the final iteration. Once the auction has finished, no accepted bid can be withdrawn.

5.    CLOSING RULE

The closing rule governs when the auction terminates and awarded prices and quantities are finalized. All hourly markets will close simultaneously. The iterative process will be terminated when one or more of the following has occurred. First, the auction will end when no notable improvement is made in a MCP from prior iterations. Second, the market closes when no valid bid revisions are received from the previous iteration. Specifically, the active bidders choose not to make improvements to their bids. Third, a maximum number of iterations is reached. Fourth, the time allotted for iterations elapses. Under these last two rules, the auction may not have iterated to its equilibrium values.

C.    EXAMPLE OF ACTIVITY RULES

This section describes an example of the bidding rules in effect. The purpose of this exercise is to show how a tender can be changed under these rules. The example will focus on a supply bid. An analogous example could be constructed for the demand side of the market.

                      FIGURE 2: SUPPLIER'S INITIAL TENDER

                                 [LINE GRAPHIC]

Figure 2 describes a supply curve tendered at the opening of the market and the resulting MCP and awarded quantity at the end of the first iteration. MCP[1] is the market-clearing price from the first iteration. Three of the bids break points, A, B and C, are active at this point. The bidder has the choice of adjusting its bids or remaining satisfied with its bids. It should be highlighted that other bidders are likely to adjust their bids. Thus, this bidder would likely end up providing less than Q[1] if it did not adjust its bids. In this example, suppose the supplier decides to adjust two of these breakpoints, A and B, before the second iteration. While the bidder could adjust the price associated with A and B to a level greater than MCP[1], this would mean that it could not make any further adjustments in subsequent iterations unless the price were to go above MCP[1]. Assume the bidder wants to keep these breakpoints active, it must then set their prices below MCP[1].

This can be seen in Figure 3. A new bid curve results, containing A(1), B(1) and
C. Again C is not revised, reflecting the supplier's unwillingness to supply Q(C) at a lower price.

                     FIGURE 3: SUPPLIER LOWERS BREAKPOINTS

                                  [LINE GRAPH]

After bids are submitted in the second iteration, the PX calculates MCP[2]. This can be seen in Figure 4. In this example, MCP[2] < MCP[1], but this is not necessary in all cases. By lowering the bid prices associated with A and B, the bidder has increased its awarded quantity (Q[2] is greater than Q[1].). The level of MCP[2] renders A passive. As long as subsequent MCPs do not drop below A, this breakpoint remains passive. Since it is above MCP[2], B is an active breakpoint. The supplier must lower the price for B in the next iteration or risk freezing B at its current bid price. Breakpoint C is frozen because its price was not lowered below MCP[1] when bids for iteration 2 were made. It cannot be adjusted unless a subsequent MCP moves above its activation price, MCP[1]. If MCP[i] rises above MCP[1], breakpoint C is unfrozen and becomes active or passive, depending on the MCP[(i+1)].

                        FIGURE 4: RESULT OF ITERATION 2

                                  [LINE GRAPH]

This example provides insight into how the bidding rules are designed to work in the market iteration process.


IV.   STATUS OF ITERATIVE BIDDING IN THE PX MARKET

A.    PRIOR TO THE OPENING OF THE MARKET

Before the initial filing, iterative bidding came up in the discussions of market design. A single-part bidding structure with iterations was proposed as an alternative to a multi-part bidding mechanism. Iterative bidding was part of the market design that the PX submitted to the FERC in its in March 1997 Phase II filing. Much of the market rules and mechanism were still being worked out.

In the design and implementation of the market, time constraints became binding. Part of the problem was the requirement for coding of software to implement the market before all design issues had been worked out. The impending opening of the market and resolving difficult design and implementation problems forced the PX to delay the introduction of iterative
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                                     - 13 -


bidding. In October 1997, FERC approved the delay of iterative bidding until after the opening of the market. It was to be implemented in June 1998.

B.    SINCE THE OPENING OF THE MARKET

In June 1998, there were still many issues to be resolved before iterative bidding could be introduced. With the delay in the opening of the market, other design features still needed to be introduced. There was some concern about the introduction of iterations. While there appeared to be theoretical benefits to iterations, there were also unforeseen costs. These included finding the time for the market to iterate. At that time, an assessment of the role of iterative bidding was done.

While this report will examine the results of this assessment in greater detail below, the research involved examining how iterations would fit into the schedule. Concerns about the adequacy of time schedule were significant, both on the part of the PX and its participants. Interviews examining the costs and benefits of iterations were done with market participants. At that time, iterations had been scheduled for implementation in August 1998. However, as a result of that research effort, the PX board decided to delay further the implementation of iterations. It also decided to undertake more research and revisit the issue in the fall.

The issue of iterations came before the board again in November 1998. Prior to this consideration, a beta test of an iterative mechanism was performed. In the test, market participants were given the opportunity to bid in an iterative fashion. After the tests, interviews were conducted with participants. Again, the research done in the fall will be discussed in greater detail below.

In November 1998, the PX board decided to postpone indefinitely the introduction of iterative bidding into the market. The general conclusion was that, while some participants may find it helpful, implementing iterations would impose significant cost on the PX and participants. The PX would have to refine the mechanism to avoid gaming. Further, market participants would have to incur significant costs to take advantage of the iterative process. Also, bid strategies and cost recovery mechanisms from a single shot auction had been worked out over time.

V.    SUMMARY OF RESEARCH DONE IN JUNE 1998

This section will discuss the research that was conducted in June 1998. The research effort focused on the issue of whether the benefits of the introduction would outweigh the costs imposed of the market. The research was qualitative in nature; specifically, it did not attempt to quantify the costs and benefits of the introduction of iterative bidding. Benefits were examined. Previous quantitative estimates of benefits were reviewed. Theoretical benefits were enumerated. Costs were also specified including, feasibility constraints, strategic behavior, and transaction costs. Finally, interviews were conducted with market participants to gain their insights into the introduction of iterations. The findings of each of these areas will be summarized below.

A.    BENEFITS FROM ITERATIONS

1.    REVIEW OF LONDON ECONOMICS STUDY

A number of studies were done on the iterative bidding mechanism. Robert Wilson, Charles Plott and London Economics completed these studies. Each of the studies has been filed with FERC at various stages of the proceedings approving the market structure. The research done by Wilson and Plott focused on the efficiency of the auction mechanism, particularly, the bidding and activity rules. The research completed by London Economics addressed the overall efficiency of the market from the delay of various market features, including iterations. Because of its focus on quantification, the London Economics study was of particular interest in the current context.

London Economics (LE) completed research in September 1997. Among other market features, the study examined the loss in efficiency caused by staging iterative bidding. The LE study considered the efficiency of the PX market with and without iterative bidding. The methodology used a market simulation technique that assumed bidding behavior by market participants. The differences between the results in the single-shot market and the iterative market provide a basis to quantify the potential benefits of iterative bidding.

The study compared single-shot versus iterative bidding by measuring three different effects of iterative bidding. First, the study compared the market prices with and without iterative bidding to determine how much they would change. Specifically, it measured how well the resulting prices indicate the cost of the generators that are chosen in the auction. Second, the differences in total thermal generation costs under single-shot versus iterative bidding were measured. This measured the efficiency loss on the supply side of not having the least cost generators producing. Third, the quantity of capacity that would change under iterative bidding was examined. This variable measures how much capacity would be producing with iterations that would not be producing without iterations. It indicates how much trade between generators changes.

In terms of methodology, LE used a simulation model that accounts for underlying generator costs and formation of bids. Two different methods were used to estimate results with and without iterations. First, to simulate one-shot auctions, the model was used to produce optimal bids, market prices and generation schedules assuming perfect information about demand and supply conditions for "typical" spring, summer and winter weekdays. The resulting bids were then fixed. These fixed bids were submitted for a series of 20 days, each with different demand and supply conditions. Given the variation in supply and demand conditions, the fixed bids could only approximate the optimal bids for those conditions. The results of these runs indicate how bidders would fair without iterations.

These results were compared to the bids produced using iterative bidding. Under these conditions, the same series of 20 days were used to allow bidders to iterate to a market solution. The difference between the results without iterations and the results with iterations measures the impacts on not having iterations.

Five different scenarios were run for this comparison. These scenarios vary with the amount and type of uncertainty introduced into the market. One demand side scenario reflected the possibility of demand being different than expected. Three supply-side scenarios reflecting different levels of uncertainty in the availability of supply with cases for 1%, 3% and 5% difference from expected. Finally, a scenario was constructed with both the demand uncertainty and supply uncertainty.

Table 1: London Economics Study: Percent Difference from Efficient Dispatch

        PARAMETER                         WINTER                               SUMMER
-------------------------------------------------------------------------------------------------
                            Allocative    Thermal      Trade     Allocative    Thermal      Trade
                                Effc'y       Cost                    Effc'y       Cost
-------------------------------------------------------------------------------------------------
Demand uncertainty                0.1%       1.1%       3.8%           0.1%       3.9%       8.1%

1% supply uncertainty             0.0%          -          -           0.3%          -          -

3% supply uncertainty             0.0%       1.8%      10.3%           1.0%       3.0%      12.2%

5% supply uncertainty             0.0%          -          -           0.9%          -          -

Combined                          0.3%       2.5%      10.3%           0.8%       3.8%      12.2%

Table 1 contains the results of the London Economics study for each measure for each scenario. The deadweight efficiency loss from the lack of iterations indicates the societal loss from lack of iterations is 0.3 to 0.8% of the total market value. This means that market prices under a single-shot market are within one percent of those resulting under iterations. The research showed that the costs of thermal production could be as high as 3.9% higher without iterations than with iterations. The trade number indicates how different generators' outputs were with and without iterations. This difference was as much as 12% of average market demand. Of course, this benefits some generators and costs others.

2.    THEORETICAL BENEFITS

The theoretical benefits from iterations are much the same as those described above in section II.A. As described there, iterations enhance the ability to submit feasible schedules. They also allow better recovery of start-up and no-load costs. Iterations are a risk management tool for smaller portfolio bidders. Each of these benefits is based on the reduction of uncertainty bidders gain from iterations.

Supply bidders face uncertainty as to the prices that will prevail in the market. With a better idea of prices, it is easier to formulate bids that will allow sufficient production to ensure the recovery of costs. The benefits from iterations come from reducing uncertainty. Iterations will have a greater value if they reduce uncertainty more. It is possible that iterations could increase uncertainty if they are sufficiently abused to signal false valuations.

Over time, greater knowledge of the market and introduction of other risk management tools have reduced of benefits of iterations in the market.

The novelty of the market has been a source of uncertainty. As time passes, the history of market operation extends, and participants gain greater experience with predicting market conditions. Thus, participants can better assess their ability to recover costs and schedule output, and gain less of a benefit from the introduction of iterations.

The value of iterations also depends on the availability of other risk management instruments. For example, the introduction of the hour-ahead market reduced supplier's exposure to infeasible schedules since the quantities associated with feasible schedules could be more easily bought or sold. Consequently, as other risk management instruments have been introduced, the benefits of iterations are reduced.

To summarize the benefits from iterations, smaller portfolio bidders may benefit since they would be able to better avoid infeasible and unprofitable schedules. The London Economics study shows a modest gain in societal efficiency from iterations altering the price of energy. It also showed a reduction in production costs and reallocation of generators providing power. Finally, the benefits from the introduction are reduced over time as market experience is accumulated and risk management instruments are introduced.

B.    COSTS OF ITERATIONS

The research effort in June identified three categories of costs of introducing iterative bidding into the market: 1) feasibility constraints, 2) strategic behavior and 3) transaction costs. Feasibility constraints address how easily the iterative procedures could be incorporated into the PX's market and scheduling process. The value of iterations comes from the ability of bidders to adjust their offers. If there is insufficient time to make adjustments, the benefits of iterations could be significantly reduced. Strategic behavior involves the ability of participants to signal others a false valuation in order to take advantage of the responses to the false valuation. While this sort of behavior is not encouraged, participants who do this may be operating well within the market rules. This type of behavior may produce inefficient prices. Transaction costs address the cost to participants of operating in the market. The introduction of iterative bidding may increase the costs born by participants to buy and sell in the PX day-ahead market. Each of these cost categories will be discussed in detail.

1.    FEASIBILITY CONSTRAINTS

As mentioned above, feasibility constraints address how easily the iterative procedures could be incorporated into the PX's market and scheduling process. This discussion presents an overview of the problem and potential solutions. One of the outstanding issues is the number of iterations needed to ensure convergence of the market.

Feasibility constraints focus on whether there is enough time to incorporate iterations into the market. For iterations to be effective, a sufficient number need to be incorporated into the auction process. However, there was serious question as to the necessary number and how long each iteration should last. For iterations to be effective, it is necessary to adjust the auction and scheduling timetable to get the number and frequency of iterations correct. It appears to be a challenge to accommodate the correct duration and number into the market process. Figure 5 illustrates three steps and the time associated with each.

                      FIGURE 5: THE CURRENT MARKET SCHEDULE

                                  [FLOW CHART]

It is highly likely the market schedule has to be adjusted for iterations in order to introduce them effectively into the market. Bids are submitted between 5:00 and 7:00 a.m. to the PX. Some participants submit bids the night before. Most participants refine their bids throughout this two-hour period and re-submit tenders up until the deadline. The distribution of submission times in April and May can be seen in Figure 5. Each diamond represents a bid submission.

Most bids are submitted between 6:15 a.m. and 7:00 a.m. It is not clear whether participants need the full two hours to submit bids. Closing the period for bid submissions earlier may be one way to make more time for iterations.

                            FIGURE 6: TIMING OF BIDS
                                APRIL & MAY, 1998

                                 [SCATTERGRAPH]

After bidding closes at 7:00 a.m., the PX has an hour to calculate the market-clearing prices for each hour. This is the time frame that is currently set aside for iterations if they were to be introduced. On average, the PX is able to calculate and post market-clearing prices by 7:15 a.m. Currently, the extra time available between 7:15 and 8:00 is used to increase the time for bidders to break their awards into schedules and develop adjustment and ancillary service bids. The hour period from 7:00 to 8:00 a.m. may or may not provide sufficient time for the market to iterate. This will depend on the number of iterations needed and the time required for effective bid alteration to be made.

It may also be possible to reduce the time bidders have to schedule. In this 1.5 hour time period, bidders must create initial preferred schedules, ancillary services bids and adjustment bids. Participants, particularly those with large portfolios, have difficulty meeting the 9:30 submission deadline. Figure 7 illustrates the distribution of times at which bidders submitted schedules in April and May 1998. Notice that some participants take nearly the full period allotted for submitting schedules. It should be highlighted that this period includes the leftover time from the PX's calculations. It appears that this is the least feasible place to be able to increase the time for iterations.

                     FIGURE 7: SUBMISSION OF SCHEDULES TO PX
                                APRIL & MAY, 1998

                                 [SCATTERGRAPH]

There are four possible options for altering the market schedules for iterations to take place. They are: make no change, start the market earlier, extend the market long and a combination of starting earlier and extending the market longer. Each option will be discussed briefly.

The first option is to maintain the current schedule. Under this alternative, iterations would start at 7:00 a.m. All iterations would need to be completed within one hour (7:00 - 8:00 a.m.). Under the current schedule, the PX would need to publish its first price by 7:15 a.m., leaving approximately 45 minutes for subsequent iterations. Depending on the iteration length, this would leave only a relatively small number (less than 10) iterations for convergence to take place. This approach would have the risk that the market does not converge before the hour has ended.

The second option would be to start the market earlier. Instead of the market being open from 5:00 a.m. to 7:00 a.m., the PX would stop accepting bids at, perhaps, 6:00 a.m. Iterations would then start immediately after the PX has calculated an initial price and would last until 8:00 a.m. when the schedule continued as previously. This would allow approximately 2 hours for iterations. Starting the market earlier would require generators to begin the bidding in the early morning hours. Generators would also have to commit to quantities farther in advance of delivery, increasing the uncertainly of their operation.

The third option is to reduce the schedule time. Again iterations would start at 7:00 a.m. but would continue into the time period previously reserved for scheduling until, perhaps, as late as 9:00 a.m. The length of the extension is limited by the ISO's scheduling process that requires initial preferred schedules to be submitted by 10:00 a.m. This option would provide as much as two hours for iterations and convergence. However, this timetable leaves little time for bidders to translate their awarded quantities into generation schedules and ancillary services bids. In the present single-shot market, submitting initial preferred schedules, incs/decs and ancillary service bids takes the most time.

                       FIGURE 8: POSSIBLE SCHEDULE OPTIONS
                            FOR THE ITERATIVE MARKET

                                     [CHART]

The final option would be to start the market earlier and extend the market into the scheduling period. This combines the second and third options, by starting iterations by, perhaps, 6:00 a.m. and continuing them until, perhaps, 9:00 a.m. This would provide the most time available for iterations to converge to an efficient market price. However, this option also imposes the greatest costs on suppliers to the market since they would have to start early and have to rush to get schedules in to the PX.

These options are summarized in Figure 8. There are three periods, submitting, iterating and scheduling. The desirability of any particular option depends on the number of iterations needed to converge on an efficient price. If a small number of iterations is needed or if the iterations occur in quick succession, it should be possible to introduce iterations into the market. However, it is not clear how many iterations are needed and how long each iteration should last. Rough estimates indicate that if the maximum amount of time is give to iterations - about two hours - no more than 24 iterations at five-minute intervals could be processed. It is unclear whether the market could converge in this number of iterations.

Research findings suggest that the actual number of iterations needed may be higher, particularly if there are technical constraints or demand/supply volatility. A London Economics study in March 1997 used market simulations to estimate the number of iterations under different scenarios. In "best case" scenarios, London Economics found that it took about 10 iterations for the PX auction to converge. In these scenarios, the London Economics model assumed smooth demand profiles, no technical constraints, and no gaming behavior. Less ideal scenarios were run to estimate how many iterations would take to achieve convergence. Technical constraints increased the number of required iterations to about 18. The model assumed generators operate for the minimum time and only start once per day. "Unusual" bidding behavior increased iterations to more than
30. In this scenario, the model used two scenarios: hydro generation was modified to include two additional small peaks and troughs that introduced more variability in the residual demand met by non-hydro bidders. The number of iterations was 32. A burst of hydro generation was introduced during peak hours. The number of iterations was 42. This is a significant number of iterations that may not fit into the timeframe allotted, even with relatively quick iterations.

The London Economics study noted there are ways to speed up convergence. Activity rules, such as minimum step size from previous price, can quicken convergence, but at a cost. There is a trade-off between efficiency and convergence. When the model was run using a minimum step size for bid or PX prices, convergence improved. But in the most complex cases, iterations did not move below 20. As the size of the minimum step increased, so did the market-clearing price, implying that there is a trade-off between efficiency and convergence. However, it is unclear how much of an improvement these rules can provide.

To summarize the feasibility issues, the time for iterations is very limited. In order to expand it beyond the current 1 hour, it would be necessary to impose costs on participants either by starting earlier or shortening the scheduling time. It is not clear whether iterative bidding can achieve convergence within the current timeframe allotted. No research has been done to show whether too few iterations are better than no iterations. Seed prices and other activity rules can speed convergence, but their impact on efficiency needs to be studied further.

2.    STRATEGIC BEHAVIOR

As described above, the purpose of iterations is to disseminate information about the market. In order for this to happen, participants must be willing to reveal what they are willing to pay or be paid. One of the problems with introducing iterations is that participants may reveal misleading information about their intentions.

While the revision rules were designed to elicit true valuations from participants, it still may be possible for participants to follow the rules and mislead others to their own advantage. While this behavior is often termed `gaming,' no pejorative association should be given to those who follow the rules. Rather, it is incumbent on market designers to craft rules in such a way that their intended outcome is achieved.

Gaming opportunities may or may not lead to material adverse effects on the market. If gaming is pervasive and the rules are not well constructed, the impact on the market can be significant, leading to inefficient prices and misallocation of generation. Two of the difficulties of designing market rules to discourage gaming is knowing how the rules encourage gaming and how the rules should be adjusted to avoid it. The games may not be apparent until the market is established.

Research on the proposed bidding structure did not focus explicitly on gaming opportunities. The inquiries by Wilson, Plott and London Economics on the gaming issue were limited. In his experimental work, Plott did not explicitly examine some of the issues surrounding gaming. His report noted that the behavior of the auction when prices are moving up has not been explored. Similarly, it stated that withdrawals were not studied and that sticking around and driving price down for others becomes cheap talk if exposure to risk is not present. Thus, strategic behavior was not fully explored.

There is at least one way to game these bidding rules using fictitious bids. The description below lays out this potential source of problems. It is not clear how much of an impact the described behavior will have on the market results. As will be discussed below, it is also difficult to address the elimination of this gaming opportunity through additional rules. The point of the discussion is to highlight a potential gaming problem and how it may be addressed. Other gaming opportunities are probably possible with this set of rules.

Fictitious bids could allow some bidder to provide misinformation about their true valuation. Portfolio bidding does not require the identity of generating units to be assigned to particular portfolios. Thus, it is possible to bid more than one portfolio representing the same units. By introducing multiple bids for the units, suppliers could depress the price in early iterations only to remove their low cost bid in subsequent iterations to raise price. By this point in the iterations, some of the rivals who could have profitably provide power at the higher prices have exited the market because they saw the lower prices set by the fictitious bid. This leads to higher prices to consumers.

For example, a bidder initially bids two separate portfolios, one at a low cost and another at a high cost. In early iterations, the bidder adjusts its low bid portfolio while freezing its high bid portfolio at its initial level. As the price falls, the low bid portfolio is awarded significant quantity. The reduction in price forces other bidders to withdraw from the market. In later iterations, the bidder withdraws its low bid portfolio and the price increases. The high bid portfolio is awarded output since other bidders have been forced out of the market. This behavior does not violate the market rules or the revision rules described above. This Figure 9 illustrates this behavior.

                           FIGURE 9: EXAMPLE OF GAMING
                               WITH FICTITIOUS BID

                                  [LINE GRAPH]

It may be possible to eliminate this type of behavior by changing some of the rules. However, doing so would significantly alter the nature of the market. One solution would be to limit multiple portfolio bids for the same units. However, this requires the units are pre-assigned to portfolio bids and eliminates some sources of power from the market. Another solution would be to limit withdrawals, but this would not allow uneconomic generation to get out of market. A third solution would be to have uncertain stopping rule or time, so bidders gaming in this way may be caught prior to withdrawal. Over time expectations will form about stopping rules and when they would apply. None of these options eliminates the ability of bidder to profit from fictitious bids.

To summarize, gaming opportunities are likely to exist in whatever rules are adopted. Unless the rules are crafted well, these gaming opportunities will lead to greater price volatility. Research in the area has not focused in depth on potential gaming opportunities or how they may be addressed. More research could be done to identify the extent of potential problems and how they may be exploited to the detriment of the market.

3.    TRANSACTIONS COSTS

The introduction of iterations could significantly increase the costs of participating in the markets will have to bear to bid in the market. These are transaction costs for bidding in the PX market. From the participant's perspective, the benefits of introducing iterations into the market have to be at least as large as the increase in cost of dealing with iterations. It is likely these costs will increase significantly with the introduction of iterations.

The bidding process will become much more complex under iterations. In order to take advantage of iterations, participants must calculate the profitability of the awarded quantity. This involves estimating revenue and costs associated with the quantity awarded in each iteration. To do this, bidders must first separate the portfolio quantity into unit loading levels. Then, bidders must calculate costs of each unit loading level allocated. From these costs and revenues, profits (or losses) can be calculated. Bidders must also revise their bids to reduce losses or increase profits. They must also check to see that bid adjustments conform to iteration rules. Finally, they must resubmit their bid to PX. These steps are numerous and complicated. Further, each of these calculations will have to be done for each iteration. It is likely to be a challenge for bidders to accomplish this in a short time period. While the process could be automated, it will still take an effort to automate.

It may be possible for bidders to ignore the opportunity to revise their bids under the proposed system. This means they would simply maintain the original bid curve introduced. This may be adequate. However, given the possibility of strategic behavior, bidders who do not monitor and react to the market during the iterations run the risk of becoming a victim of the market.

To accomplish all of this analysis in the period of the iteration, it is likely that participants will be required to increase staff to perform analysis on bids and changing bids. Iterations will require an increase in communication with the PX. Undertaking these calculations in a short time period will require more computation power.

Further, these costs do not fall evenly on all bidders. In particular, these calculations will be more easily done on smaller portfolios and single unit bids, so bidders may gravitate to smaller portfolios. Bidders with larger portfolios are likely to have more staff and computing power. To the extent there are scale economies in bid revision, larger participants will be able to take advantage of these lower costs.

Although no study has been done to quantify the costs of iterations on market participants, they are likely to be significant. It may well be the case that the increase in market efficiency arising from iterations will not be large enough to offset the transaction costs that must be incurred by participants.

C.    INTERVIEWS WITH PARTICIPANTS

As a part of the June research, a number of informal interviews were undertaken with various PX participants. From the period of May 22, 1998 through June 15, 1998, five telephone interviews were completed. Representatives of the following companies were interviewed: Pacific Gas & Electric, Southern California Edison, San Diego Gas and Electric, NorAm Energy and Electric Clearinghouse. The purpose of these interviews was to gain insight into the issues surrounding the introduction of iterative bidding into the PX day-ahead market. A number of topics were discussed in these interviews, including many described above. Specifically, each interviewee was asked about four topics. They are: the benefits and use of iterations, the time allotted for iterations, the time allotted for scheduling, and possible gaming of iterations. The results of these interviews will be summarized below by these four topics.

The participants were unanimous in their belief that iterative bidding could bring benefits to the market; however, they were divided as to whether they would use the iterations if introduced. All respondents said that smaller portfolio generators would benefit since they could avoid infeasibilities. One respondent stated that the information provided by the iterative process would help it make market arbitrage decisions. However, only two of the five said that they would make use of iterations if they were introduced. The reasons were varied for declining the use of bids. One stated it did not need iterations because of divestitures of generation. A second said the market was too new to make significant changes such as adding iterations. It also stated it would need to add additional resources to accommodate iterative bidding. The third stated the size of its portfolio was significant and it could not incur the transaction costs needed to alter bids during iterations.

Although the interviewees gave various opinions with regard to the time needed for iterations, they were unanimous with regard to one aspect of the timing. None was in favor of moving the close of bidding any earlier than 7:00 a.m. Their opinions about how much time should be allotted for iterations varied. One believed the one hour originally specified was the appropriate time. Another stated that only one-half hour should be allotted since more time was needed for scheduling. Two others did not specify a particular time period, but noted the allotted one hour would not be sufficient. They noted that a significant amount of time would be taken in uploading and downloading information from the PX. Further, they would need a sufficient amount of time to complete analysis and compare the PX market price with other opportunities. The fifth stated that perhaps as much as two hours were needed, but scheduling time should not be sacrificed for iteration time.

The respondents also varied considerably in their responses to the need for scheduling time. While all were unanimous in rejecting an earlier start time, some thought scheduling time could be shortened to allow more time for iterations. Others thought more time was needed for scheduling. The two interviewees who represented entities that were bidding a large number of plants stated that more time was needed for converting PX awarded quantities into generation schedules. One stated that it takes about 45 minutes to apportion awarded quantities to schedules and then another hour to hour and a half to calculate adjustment bids and ancillary services bids. The other stated that it on occasion had difficulty submitting its initial preferred schedules even with the extra time from the 7:00 a.m. to 8:00 a.m. hour. The three other interviewees thought the time was either adequate or could be shortened. One stated that no change was needed to the schedule. One observed that the time needed to schedule depended on whether it bid single generators or portfolios, with portfolios taking longer to schedule. The third expressed a desire to shorten the time for scheduling and also to have the ISO push back its requirement for schedules to 12:00 noon from 10:00 a.m. Given that these interviews were done approximately two and one half months into the market, it is to be expected that the assessments of time needed varied widely.

The interviewee's views about gaming were more consistent. Almost all of them had not given much thought to the specific opportunities for gaming; however, they were concerned that it may become a problem. One observed that his company had not thought of any particular ways to game the system, but, given the incentives, there are probably many ways that no one has yet discovered. This interviewee suggested that more research be done involving market simulations to estimate the extent of the problem. Two others stated that they were concerned that opportunities may arise, but had not thought of any specific opportunities. One interviewee stated that its firm had little or no concern about gaming. Finally, the fifth interviewee stated that it did not consider behavior within the rules to be `gaming;' however, there was concern about being affected by behavior outside the rules. A strong set of rules would significantly reduce the possibility of strategic behavior.

D.    CONCLUSIONS FROM JUNE 1998 STUDY

The conclusion drawn from the June 1998 research was that the market was not yet ready for the introduction of iterations. The policy decision was made that they should be reconsidered in the fall of 1998. This was to allow more time for bidders to become familiar with the market and its operations. In particular, bidders were expected to have become better at transforming their awards into generator schedules. Similarly, they were expected to have learned about how their bids affected their profitability from auctions repeated on a daily basis. These are countervailing effects. The transaction costs would be lower, but so would the value of the information produced by the iterations.

The investigation concluded that it was not clear whether bidders would have enough time to adjust their bids in the each of the iterations. Participants believed they needed sufficient time to undertake the proper analysis to respond to the information they faced. Over time, the required time would be reduced, as they became more familiar with the process and data flows between themselves and the PX. Nonetheless, transactions costs for participants were going to be significant since much data processing would be needed to respond appropriately to information in iterations.

From this research, it was clear there are potential gaming opportunities that need to be addressed before implementation could take place. In particular, it was possible for fictitious bids to signal false valuations. Activity rules need to be developed to adequately address problems such as those associated with fictitious bids. Further, more research may be needed to address other potential gaming problems.

Overall, in June, the market institutions were still too new to have settled down significantly for iterations to be introduced. At that time, the hour-ahead market had not yet been introduced. It could have contributed significantly to reducing risk from infeasibilities. Further, the amount of learning from daily repeated bidding was limited. Significantly more learning would take place in the intervening period between June and November. Thus, by putting off consideration to a later date, the market would be better able to assess the value of iterations in a more mature market.


VI.   SUMMARY OF RESEARCH DONE IN NOVEMBER 1998

Between June and November, the PX developed software to implement iterations. This involved incorporating the revision rules that had been specified. These are essentially the rules described above adapted to apply to demand as well as supply bids. Beta Tests of the software were undertaken to answer a number of questions. First, did the software work as expected? What modifications would have to be made before iterations could be introduced? Second, how many iterations would fit into the time allotted? Could changing the timing of the market increase the number of iterations? Third, how would its participants react to the introduction of iterations and necessary modifications to the market? Fourth, given the answers to all these questions, was the time right to introduce iterations? What problems might still have to be worked out before they could be introduced?

Because most of the costs and benefits of iterations would accrue to its participants, they would be in a much better position to assess whether there would be a net benefit from introducing iterations. Would their benefits be large enough to outweigh their costs? The best way to assess this would be to survey participants after they had been involved in the Beta Test. A survey was constructed and participants responded. The results of the Beta Tests and the survey were presented to the PX Board at its November meeting. A brief report was written to convey the research findings. The PX Board decided to postpone the introduction of iterations indefinitely.

The author of this report was not involved with the research undertaken in November 1998. Therefore, this report is not based on any immediate knowledge of the research effort. However, a copy of the report to the PX Board was provided to the author of this report. Large portions of that report will be excerpted below as an explanation of the November efforts. The portions not directly spelled out are contained in Appendices A and B. These appendices contain, respectively, the specific answers to the questionnaire and the price and quantity results for each iteration for each day tested.

The large excerpt will provide a basis to discuss the report and the issues that the Beta Test was not specifically designed to address. Particularly, are there any benefits or costs participants identify that have gone unnoticed? Also, is there any evidence of gaming in the Beta Tests?

The excerpt of the report will be followed by discussion and comment on the results. After the excerpt from the November report, comments and observations will be made concerning some of the specific answers given to the questionnaire and iteration results that were included.


A.    EXCERPTS FROM `BETA TEST OF ITERATIVE BIDDING IN THE PX DAY-AHEAD MARKET'

EXECUTIVE SUMMARY

The PX operated a Beta Test of iterative bidding with PX participant involvement from November 2, 1998 through November 6, 1998. The purpose of the Beta Test was to provide PX Participants the opportunity to preview iterative bidding and submit comments based on this preview. The Beta Test also gave the PX an opportunity to evaluate in a market simulation environment the task of operating an iterative Day-Ahead Market.

Many of the PX Participants that took part in the Beta Test shared some common concerns about iterative bidding such as potential for gaming, reduced time for [Initial Prefered Schedules] IPS's, Adjustment bids, and Ancillary Services bids, and additional costs for staffing and system modifications. Many felt the costs to implement iterations outweighed the potential benefits. Over half of the participants that submitted comments recommended not implementing iterative bidding at this time. None recommended implementation.

The PX observed that iterative bidding would initially require 30 minutes per iteration, which would allow for at most 3 iteration if the final iteration closed at 8:00AM or 1.5 iterations if PX maintained current schedule of publishing final auction results at 7:15 AM. Over time, this could be reduced to 15 to 20 minutes per iteration, which would allow up to 4 or 5 iteration if the final iteration closed at 8:00AM or 2 iterations if PX maintained current schedule. Prior studies indicated that at least 10 iterations, sometimes many more, would be required to reach convergence. The benefit of 2 to 5 iterations would likely be small relative to the costs incurred by all stakeholders. The Majority of PX participants are against modifying the current PX timeline to allow for additional iterations. Before iterative bidding could be implemented the PX and PX Participants would incur additional costs associated with software fixes and modifications, additional testing, and training.

PX PARTICIPANT INVOLVEMENT

On October 26, 1998, the PX published a PX participant Notice (Notice 98-58) announcing a Participant Beta Test of Iterative Day-Ahead Bidding to be held from November 2, 1998 through November 6, 1998. The initial conference call took place on October 28, 1998 to explain iterative bidding, answer any questions, and discuss the Beta Test. A total of 14 PX Participants opted to take part in the Beta Test. On average, the 14 PX Participants collectively represent 90% to 95% of the PX Day-Ahead market volume. A conference call was held after each session to discuss in an open forum any observations from the Beta Test.

PX PARTICIPANT COMMENTS

At the conclusion of the Beta Test, the 14 participants were asked to respond to the following seven questions:

1. Do you think you would modify your bids during iterations? 11 responded. 5 might, but not often.
      4 probably would not.
      1 yes, but stated against implementing iterations.
      1 no, and would consider no longer participating in PX market if iterations became mandatory.
2.    How much time should be allowed per iteration? 12 responded.
      8 were in the range of 20-30 minutes.
      2 felt 15 minutes would be too short, but wanted to re-evaluate with software bugs fixed.
      1 could not answer until software fixes are in place and re-tested.
      1 stated that 5 minutes would be sufficient.
3. Are you willing to move the deadline for bids from 7:00 AM to 6:00 AM if necessary to provide for iterations? 12 responded.
      9 said no.
      1 said yes.
      1 said yes if other participants that would normally participate in iterations agreed.
      1 suggested 6:40 AM.
4. Are you willing to reduce the amount of time available for submitting IPS's, adjustment bids, and A/S bids, if necessary to provide for iterations? 12 responded.
      8 said no.
      2 said yes.
      1 said yes, but would be pressed for time.
      1 very reluctantly would agree to a reduction in time.
5.    Are you concerned about gaming during iterations? 11 responded.
      8 said yes.
      1 uncertain.
      2 said no.
6. What benefits do you see for your company if iterations are implemented? 12 responded.
      7 identified potential benefits such as price discovery, potential for higher profits, opportunity to reduce costs, or more feasible schedules. 5 mentioned minimal benefit, if any.
7. What negative impacts do you see for your company if iterations are implemented? 11 responded.

      11 identified potential negative impacts such as reduced time for IPS's and adjustment and A/S bids, additional personnel requirements, costs for developing analytical and data-management software, costs associated with human errors and computer system or software problems resulting from more complex iterative process, conflicting timeline with bilateral markets, higher prices due to gaming, withdrawal of bids or programmed response to iterative results, and making self-provision more difficult to implement.

Some participant provided unsolicited comments. Six participants recommended not implementing iterations at this time. Reasons included negative impacts outweigh benefits and PX should pursue more beneficial changes such as additional forward markets or improvements to the hour-ahead markets. Various software modifications or fixes were also identified. If iterations were implemented, these modifications and fixes would have to be addressed. None of the 14 participants recommended implementing iterations. The following tables include the participant responses. Some responses were edited at the request of the participant to exclude bidding strategy. Other comments were summarized or paraphrased.

[Table of responses reproduced in Appendix A.]


BETA TEST RESULTS AND CONCLUSIONS

The Beta Test was intended as a preview for participants of the iterative bidding process. This preview was intended to provide additional basis for participants' comments regarding the implementation of iterative bidding. These comments were presented in the previous section. The PX also made some observations concerning operation an iterative Day-Ahead market which are summarized as follows:

      - During iterative bidding, the PX would not have enough time to manually enter bids for participants having connectivity issues. This could cause some participants' bids to be come frozen prematurely and unintentionally.

      - Participants will initially require at least 30 minutes per iteration to successfully submit modified bids.

      - Gradually, the time per iteration could be reduced to 15 to 20 minutes.

      - PX will likely have to begin iterative bidding earlier or reduce the amount of time for IPS's, Adjustment Bids, and Ancillary Service bids to provide enough time for iterations.

      - Iterative bidding should eliminate the need for the Anomalous Bid Protocol.

      - If iterative bidding were implemented, additional costs would be incurred to modify or fix core trading software based on comments during Beta Test.

      - Substantial training and market simulation testing would be required.

The Beta Test was not designed to prove or disprove theoretical results. However, the following observations were made regarding the results of the Beta
Test:

      - Session 11-03-98 exhibited slight movements in price and volume until a bid was withdrawn that caused prices to increase an average of 80 percent while volume decreased by 20 percent.

      - Session 11-04-98 exhibited generally increasing prices with increasing volume.

      - Session 11-05-98 exhibited prices and volume that fluctuated modestly up and down.

      - Sessions 11-06-98 and 11-07-98 exhibited a pattern of generally increasing prices while volume initially increased, but later decreased.

The following tables and graphs show the movement of princes and volume during each of the iterative bidding sessions during the Beta Test.

      [Tables reproduced as Appendix B.]

B.    COMMENTS AND OBSERVATIONS FROM NOVEMBER RESEARCH

The PX decided to set up the software for iterations and let participants get a feel for how it would work. Because most of the costs and benefits of implementing iterations would accrue to market participants, it made sense to survey them to determine whether iterations would bring a net benefit to the market. The Beta Testing provided participants with a hands-on feel for how iterations would work and helped them assess the costs and the benefits. It also helped the PX identify the costs of implementing the bidding system.

It should be highlighted that the report was written as a document to inform the PX board about the Beta Testing for discussion about the topic of iterative bidding. As such, it was not conceived as a complete record of the analysis, but as background for discussion. A presentation was also made to the board on the Beta Tests. Consequently, the researchers could have answered any questions that may have arisen concerning the research effort.

1.    COMMENTS ON RESULTS

a.    THE REPORT'S DISCUSSION

The PX report gives a brief interpretation of Beta Test results. Nonetheless, the report does make some important observations that are worthy of highlight. First, the electronic communications links between the PX and participants are crucial to the successful operation of iterations. Further, implementation requires invocation of operating procedures and rules when communications fails during the process.

Second, that it is questionable whether enough iterations could take place to achieve convergence. Only two iterations are possible if each takes 30 minutes and there is only an hour for them. With a quickening of the pace to 15 minutes only yields 4 to 5 iterations. While this may be enough, it could also prove problematic, as will be discussed in greater detail below. Altering the timeline may also prove problematic.

Third, further costs would have to be incurred by the PX to implement system. Specifically, bugs need to be eliminated from software and it needs to be made friendlier to users. Also, implementation would require conducting more testing and training of market participants.

Although the report states that the test was not designed to support theoretical hypotheses, the report's discussion of the results is quite cursory and will be expanded below.

b.    THE REPORT'S OMISSIONS

As discussed above, there is no reason for the report to have contained a complete description of the research effort. One omission from the report was a complete description of the participants who took part in the testing. The report states that there were 14 participants representing, 90 to 95 percent of the Day-Ahead market volume. However, it does not report how many of the participants were supply-side, demand-side, or both supply and demand side bidders. While it is clear that both demand and supply side bidders would have to be involved to obtain 90 to 95 percent of the market volume. The number and size of bidders on each side of the market is important in interpreting the results. The ability to coordinate behavior will be affected by the number of bidders. Similarly, the incentives differ significantly if bidders are on both sides of the market.

Another omission in the report was that nothing was said about the closing rule used to decide which iteration was the last. Bidding strategies would be different if the number of iterations were announced before the first iteration. Similarly, bidding strategies would change if the number of iterations were announced during the auction. In subsequent conversations with researchers, it was learned that the number and duration of iterations were predetermined before each auction began. This means the bidders knew which iteration would be the last and could adjust their bidding strategies to take advantage of knowing when the last iteration would take place. Strategic behavior is much more likely to take place under a regime of certainty than if bidders did not know which iteration would be the last.

Although it is understandable why such information was not reported, it would be instructive to have examined how each bidder changed its bids between iterations. This would perhaps reveal too much about individuals' bidding strategies. A less sensitive number would have been to report how much total quantity was bid in at each price level. This would have provided information about the overall prevalence of fictitious bidding. Nonetheless, only market-level data are reported and not individual bidder data. Thus, it is difficult to assess what strategies individual bidders are following. Nonetheless, the market-level data can also be revealing.

c.    INTERPRETING THE REPORT'S RESULTS

The report contains market level prices and quantities for each round of each auction. These data are attached as Appendix A. In conjunction with the bidding rules for both demand and supply in the market, examination of changes between iterations provides some insights as to how bidders were acting in the Beta Test.

In combination with the revision rules described above, the changes in prices and quantities between iterations indicate what is going on in the market. Supply side bidders only have two options in making revisions. First, they may adjust their bids to lower their selling price for each quantity they offer as described above. Second, they may remove a portfolio entirely from the market. Ceteris Paribus, supply bid adjustments lead to lower prices and higher quantities. Similarly, supply bid withdrawals lead to higher prices and lower quantities. This is illustrated in figure 10. In the initial iteration, P[1] and Q[1] prevail. In the second iteration, if as a whole, suppliers adjust their bids, then a lower price, P[2A], and higher quantity, Q[2A], result. However, if, as a whole, suppliers withdraw portfolios, then a higher price, P[2B], and lower quantity, Q[2B], ensue.

                         FIGURE 10: SUPPLY SIDE EFFECTS

                                  [LINE CHART]

Like suppliers, demanders may change their bids in one of two ways: they may revise them or they may withdraw them. Again, ceteris paribus, demand bid adjustments lead to higher prices and higher quantities. In like fashion, demand bid withdrawals lead to lower prices and lower quantities. This can be seen in Figure 11. In the initial iteration, P[1] and Q[1] are the outcome. In the second iteration, if as a whole, demanders adjust their bids, then a higher price, P[2A], and higher quantity, Q[2A], follow. However, if, as a whole, demanders withdraw load, then a lower price, P[2B], and lower quantity, Q[2B], arise.

                         FIGURE 11: DEMAND SIDE EFFECTS

                                  [LINE CHART]

While these effects may take place simultaneously, examining how the prices and quantities change between iterations can shed some light on how both demand and supply bidders are reacting to the market. For example, between the first and second iterations in the 11-04-98 auction, both prices and quantities have increased. This indicates that, whatever else is going on in the market, the predominant effect is that demand bidders are adjusting their bids to increase the amount they are willing to pay for power. This is the only type of change to the market that can explain both an increasing price and an increasing quantity. Given this method of interpretation, it is possible to describe the iterations in greater detail. Each of the daily markets will be described using these terms.

The results from the Beta Test represent the first chance PX participants had to experience bidding with iterations. They learned over these five days. The 11-03-98 market was the first day of the test. There were six iterations in this market. In the second iteration, prices were generally falling and quantities increasing with the exception of hours 22 and 23. This indicates that supply adjustments were the predominant activity in this iteration. In the late hours of the day, prices went up and volumes went down. This indicates that the net effect was the removal of supply portfolios from the market. Suppliers may have bid separate portfolios for separate hours and decided not to operate at those prices, thus, removing the portfolios for those hours. The third iteration shows generally increasing prices and quantities, indicating demand decided to buy more at those prices. There is little change with the fourth iteration and depending on the stopping rule, the auction may have ended. However, in the fifth iteration, a chunk of 20% of the quantity in the market was removed from the supply side, leading to much higher prices and lower quantities. After such a large removal, it took another iteration of supply adjustment before the market ended.

The results for 11-04-98 show quite a different pattern of change. It too lasted six iterations. However, between each iteration, prices and quantities increased. This indicates that the major effect was demand side adjustments. Specifically, demanders were increasing their willingness to pay at the relevant levels of demands. However, the magnitude of the price changes diminished as the auction went on. There was an average 4 percent increase in prices between the first and second iterations, but only a .25 percent increase between the fourth and fifth iteration. There must have been little activity in the later rounds.

The results for 11-05-98 show a prominent supply side of the market. Generally, prices were falling and quantity increasing. This indicates suppliers were lowering their willingness to bids throughout the auction. The auction lasted nine rounds, but activity was diminished with less than a 1 percent average price change by the fifth iteration. Rounds 3 through 6 saw changes only in hours 1 through 5, with supply adjustments lowering prices and increasing volumes. Later rounds saw changes in hours 17 through 20. Supply bids were withdrawn in iteration 6. In the remaining iterations, supply adjusted and prices fell. Again, it should be highlighted that a couple of additional iterations may be needed when there is a supply withdrawal.

The 11-06-98 PX auction lasted six iterations and showed mixed results across iterations and hours. In the second iteration, prices and quantities increased in most hours. This indicates demand adjustments. However, consistent with supply competition, morning hour prices fell while quantity increased. In the third iteration, there was supply competition as prices fell and volumes increased. The non-morning hours show increases in demand purchases. The fourth iteration showed a supply withdrawal as prices increased and quantities decreased in almost all hours. The fifth iteration showed a mix of effects with some supply withdrawal and demand adjustments. However, the last iteration revealed another supply withdrawal that increased prices by an average of over 5 percent. Given the limited information in the report, it is impossible to tell whether unprofitable portfolios exiting or removal of fictitious bids caused this. However, the latter is wholly consistent with the classic example of the supply gaming described above.

It should be highlighted that one way for demand to avoid paying the resulting high prices would be to play the same game. Specifically, for the demand side of the market to introduce fictitious bids of their own which they would remove in the last iteration as well. This would protect them from the resulting higher prices. This would inflate the quantity stated in the early rounds of the market. Alternatively, this strategy would be harder to follow if there were uncertainty about when the auction would end. Such uncertainty would not eliminate the strategy, but only make it more difficult to follow.

The 11-07-98 auction lasted four iterations and show the same pattern as the day before. Specifically, demand increased its willingness to buy between the first and second rounds with an average 8.66 percent increase in quantity and a 13.6 percent increase in prices. However, in the last iteration, supply withdrew portfolios resulting in an average 9.4 percent increase in price and a reduction in quantity. A stronger case can be made for supply manipulation of prices in this case. Withdrawal of supply for economic reasons means the portfolio would be losing money. However, with each iteration, all prices in all hours were increasing between iterations. The portfolio that was withdrawn in the fourth iteration had to have been losing money from the start of the market. If this portfolio was setting the prices in the previous rounds, its initial bid had to have been below its costs. It is possible that the bidder of this portfolio may have been waiting to see if prices would increase over iterations to make it profitable. However, a fictitious bid is also possible. More information about the specific bids and bidders would be needed to strengthen the argument either way. However, the result is consistent with supply manipulation of prices.

PRICE AND QUANTITY CHANGES BETWEEN ITERATIONS AND THEIR IMPLIED BEHAVIOR

Iterations        11-03-98           11-04-98         11-05-98          11-06-98          11-07-98
---------------------------------------------------------------------------------------------------------
1 - 2             P(down)Q(up) SA    P(up)Q(up) DA    P(down)Q(up) SA   P(up)Q(up)   DA   P(up)Q(up)   DA

2 - 3             P(up)Q(up)   DA    P(up)Q(up) DA    P(down)Q(up) SA   P(up)Q(up)   DA   P(up)Q(up)   DA

3 - 4             P(down)Q(up) SA    P(up)Q(up) DA    P(down)Q(up) SA   P(up)Q(down) SW   P(up)Q(down) SW

4 - 5             P(up)Q(down) SW    P(up)Q(up) DA    P(down)Q(up) SA   P(up)Q(down) SW

5 - 6             P(down)Q(up) SA    P(up)Q(up) DA    P(up)Q(down) SW   P(up)Q(down) SW

SA = Supply Adjustment       DA = Demand Adjustment
SW = Supply Withdrawal       DW = Demand Withdrawal

The table summarizes the price and quantity movements for the changes between iterations for the first six iterations of each round. There were 11 iterations on 11-05-98, but only first five are shown here because there was little movement in prices and quantities in the later rounds. As can be seen in the table, for all days, a supply or demand adjustment started in the early rounds of the market. As expected, supply withdrawals came near the end of the iterations. It should be highlighted that demand withdrawals were never a predominant effect for any iteration on any day. This may indicate demand's unwillingness to take advantage of the revision rules in the iterative process.

2.    COMMENTS ON INTERVIEWS

The participant survey solicited views concerning the introduction of iterations. The answers are attached as Appendix B. The report did a good job of summarizing these comments. The survey dealt with two different issues that will be discussed here. First, what was the participant's perceived benefits and costs of iterations? Second, how did the participants view gaming in the market?

a.    BENEFITS AND COSTS

The bulk of the questions in the survey had to do with the benefits and costs of implementation. In large part, the answers were conditioned on the conclusion the participants had come to. For instance, more than one participant stated that it would not support increasing the time for iterations given it did not see benefits and probably would not use them.

Three questions addressed the time available for iterations and garnered generally negative responses. Only one participant was willing to increase the time for iterations. Thus, the benefits from iterations are great enough to overcome the transition costs of changing the established process.

Two participants cited price discovery as a benefit of iterations. These were probably demand side participants who were able to adjust consumption in the early rounds of iterations. Only two participants cited better adoption of feasible schedules as a benefit. Most found little benefits from iterations. Many of the participants cited higher costs of dealing with iterations as a significant negative impact of iterations.

b.    CONCERNS ABOUT GAMING

One of the questions asked explicitly about concerns about gaming in the market. Three participants cited particular games as a significant problem. Their comments support some of the observations made above about the possibility and likelihood.

One explicitly complained that the activity rules are not sufficient to prevent the type of fictitious bidding described above. Specifically, "Withdrawal Rule would allow a participant to submit a fake bid to drive price down to force others to withdraw from the market until the fake bid is withdrawn leaving the real bid at a higher price...." Further, this participant stated it would not agree to implementing iterations unless this flaw was fixed.

Another participant stated it believed that there would be gaming, but it would not diminish the end results relative to a single-round auction. However, they also stated, "The basic game in iterative bidding involves the submission of bids that are not physically based for the sole purpose of withdrawing them to drive prices up." They correctly note that it would be difficult to guard against this behavior because it is similar to legitimate withdrawals.

It should also be highlighted that there were countervailing views of the results. One participant cited a higher MCP as a benefit from iterations. As discussed above, these higher prices may have resulted from gaming, particularly in the last two auctions. Another participant cited higher prices from gaming as a significant negative impact of the introduction of iterations.

c.    CONCLUSIONS FROM NOVEMBER RESEARCH

Given the responses of participants to the survey, the report comes to the correct conclusion about implementation of iterations at this time. Specifically, the current iterative structure and timeline produces more costs for participants than it does benefits. Nonetheless, there are two new conclusions that follow from the November research. First, there is a benefit to demanders from participating in iterations. Second, there is the real potential for gaming the iterative process. Each of these conclusions will be discussed in turn.

                       FIGURE 12: DEMAND PURCHASE DECISION

                                  [LINE CHART]

Iterations provide significant benefits to the demand side of the market as well as to supply, particularly during the transition period. Because PG&E, SCE and SDG&E are required to purchase the power from the PX market, they currently have few options for procurement. Particularly, they can only buy from the Day-Ahead or On-the-Day markets. CTC recovery provides an incentive for them to reduce PX prices as much as they can. Splitting purchases between these markets is one of the only ways they have to reduce their power costs. The basic problem they are solving is a quantity allocation problem between the markets. By buying less in one market they will pay a lower price in that market. However, they must then buy more in the other market, pushing up the price in that market. To do this effectively, they must forecast relevant supply elasticities for both markets. The tradeoff can be seen in Figure 12. Demanders have a total QT they must purchase between both markets. By moving down the Day-Ahead supply curve, they move up the Hour-Ahead curve. The optimal allocation is given when the extra they save in one market is exactly offset by the extra they must pay in the other market.

Iterations in the market allow demanders to obtain better information about the Day-Ahead price before committing to how they would like to split their load between these markets. The iterations allow them better control over the quantity they purchase in the Day-Ahead market. If prices are low, they may adjust their demand bids to increase their purchases. If prices are high, they may withdraw some bids to reduce their purchases. This is a significant benefit from iterations.

It is possible that supply-side bidders manipulated the market in the Beta Test. The price and quantity patterns in the last two days of the test are consistent with suppliers removing a `fictitious bid' in the last round of the auction. It would be impossible to eliminate the possibility of a fictitious bid without requiring all bidding to be done on a unit basis. The elimination of portfolio bids would have other consequences on the market and may not solve this problem.

Further, the market results were not consistent with strategic behavior on the demand side of the market. However, that does not mean that demand could not behave exactly the same way supply does by bidding fictitious load that it would pull out of the market on the last iteration. This behavior would tend to reduce price and quantities. Because the seller's objective is diametrically opposed to the buyer's, it is not clear how the net result would turn out if both sides of the market were undertaking strategic behavior simultaneously. More investigation and data analysis would be needed to determine what the likely result would be.

VII.  CONCLUSIONS

In its evaluation of the gains from implementing iterations in the market, the PX correctly looks to its participants for assistance in determining whether iterations should be adopted. Participants bear most of the costs and enjoy most of the benefits from iterations.

Participants report that the costs imposed by iterations are large in comparison to the benefits they provide under the present set of revision rules and market timeline. The costs imposed by iterations include increased staff and computer resources to process the information. The benefits are minimal except, perhaps, on the demand side of the market where price discovery allows a better allocation of purchases between the day-ahead and other markets.

However, more testing of iterations would have provided more information about the likely impacts of implementing these rules. For instance, there was not enough study to be able to tell what the impacts would be of strategic behavior. There may or may not be significant problems with bidders behaving strategically through the iterative process. While the Beta Test revealed market price and quantity results that are consistent with strategic behavior on the part of suppliers, strategic behavior was not apparent on the demand side of the market. As discussed above, it would be possible for demanders to undertake similar behavior. Before implementation or revision of rules to address the problem of fictitious bids, more research should be done to identify the net effect when both sides of the market are behaving strategically.

It may be difficult to eliminate strategic behavior since it would require the adoption of unit bidding. Unit bidding would considerably lessen the costs to suppliers of analyzing their profitability and revising their bids. However, it may require suppliers to forego the benefits of portfolio bidding.

Given the evidence from both the research efforts in June and November, the policy decision to forego implementation of iterations at this time is a prudent one. Changes should be focused on addressing ways to reduce costs to participants. Any change in the rules or market that reduce the cost of iterations should make iterations more attractive.
VIII.

SOURCES

London Economics, "PX Auction Testing: A Report for the California PX Restructuring Trust"
London Economics, Inc., March 3, 1997. (Also included as PX Appendix 3, Attachment B, PX/ISO filing, March 31, 1997).

London Economics, "Response to Request for Additional Information," Questions 15 and 18, May 20, 1997.

London Economics, Inc., "PX Auction Testing: A Report for the California PX Restructuring Trust." March 3, 1997. (Also included as PX Appendix 3, Attachment B, PX/ISO filing, March 31, 1997.)

London Economics, Inc., "The Impact of PX Simplifications on PX Efficiency: A Report for the California Trust on Power Industry Restructuring," September 1997.

Order Conditionally Authorizing Limited Operation of an Independent System Operator and Power Exchange, Conditionally Authorizing Transfer of Control the Facilities on an Interim Basis to an Independent System Operator, Granting Reconsideration, Addressing Rehearing, Establishing Procedures an Providing Guidance, FERC Order, October 30, 1997

Plott, Dr. Charles R., "Tests of the Power Exchange Mechanism," March 10, 1997. (Also included as Attachment 2, August 15, 1997 FERC Filing.)

Power Exchange Bidding and Bid Evaluation Protocol, Revised to Incorporate Iterative Bidding and Activity Rules, no date.

The FERC's 90 Questions, April 29, 1997

Wilson, Dr. Robert, "Bidding Activity Rules for the Power Exchange: Report to the California Trust for Power Industry Restructuring" Market Design Inc., March 14, 1997. (Also included as PX Appendix 3, Attachment A, PX/ISO filing, March 31, 1997).

                           APPENDIX A: SURVEY RESULTS


Participant      Do you think you would normally                   How much time should
                 modify your bids during iterations?               be allowed per iteration?
------------------------------------------------------------------------------------------------------
1

2                                                                  20 minutes

3                Probably not.                                     15 minutes appears tight,
                                                                   but we cannot accurately
                                                                   assess until technical
                                                                   difficulties are resolved

4                If iterations become mandatory,                   Based on the Beta Test, 5
                 there is a good chance that                       minutes is sufficient time.
                 we will no longer participate
                 in the PX Market because of
                 the time constraints and
                 manpower required to do
                 iterations.

5                Not often, maybe 10%                              20-30 minutes is more realistic
                 of the time.                                      than 15 minutes.  PX could open
                                                                    the market with longer time
                                                                   period, then move to 15 minutes
                                                                   after participants gain experience.

6                Currently would not normally                      Should be re-evaluated
                 modify bids.  Would modify                        after software bugs are fixed.
                 bids if economies in market                       Right now, 15 minutes is too
                 place made good business                          short.
                 sense to make such
                 modifications.

7                Right now, given the number                       Cannot answer this question
                 of resources we need to bid                       until fixes are made and tested.
                 and/or schedule, iterative
                 bidding is not necessarily an
                 option,  since you need to
                 modify each resource
                 and modify the appropriate
                 prices that are active.  At this
                 point, w would incorporate
                 reviewing the MCP from the
                 first iteration into our bidding
                 process.  But, as a rule, we
                 would not automatically modify
                 our bids.

8                Yes, but only to a limited extent.                For the Beta tested process and
                 However, if we saw evidence of                    software, absolutely no less than
                 routine excessive gaming, such                    15 minutes.  Realistically, 25-30
                 that only the last iteration was                  minutes are needed to make any
                 meaningful, our involvement in                    but the simplest, essentially
                 iterations would drop off substantially.          pre-designed, changes when
                 Activity may be limited to the                    multiple portfolios are involved.
                 selective withdrawal of bids due to
                 the primary reason that withdrawal
                 of bids is simple, quick, and relatively
                 less subject to human error.


9                Yes.                                              20 minutes maximum,
                                                                   preferably 30 minutes.


10
11               Not likely.                                       No less than 20 minutes.
                                                                   Participants must be allowed
                                                                   sufficient time to give proper
                                                                   consideration to bid modifications.
                                                                   If too little time, participants
                                                                   will be incented to either not
                                                                   modify bids, or develop a
                                                                   programmed bid adjustment
                                                                   response to each round's results.
                                                                   Both of these behaviors completely
                                                                   defeat the purpose of iterations.

12               Not at this time.                                 30 minutes.


13               Same as Participant 12.                           Same as Participant 12.

14               Probably, but not very often.                     Minimum of 20 minutes.


Participant        Are you willing to move                          Are you willing to reduce
                   the deadline for bids                            the time available for
                   from 7:00 am to 6:00                             submitting IPS's
                   am if necessary to                               Adjustment Bids, and
                   provide time for iteration?                      A/S bids, if necessary to
                                                                    provide for iteration?
--------------------------------------------------------------------------------------------------------------
1

2                  6:40 AM                                          8:20 AM

3                  No.                                              No.



4                  No.                                              Rather not.


5                  Yes.                                             Yes.


6                  Would be acceptable if the                       Based on other's comments,
                   participants that would normally                 would not be acceptable.
                   participate in iterations are
                   willing to move the timeline.


7                  No.  As it is, we are pushing                    No.  This would b an extreme
                   other entities we work with to                   hardship, given the additional
                   provide us appropriate data by                   work on top of the current workload,
                   6 am so that we can prepare our bids.            to develop IPSs, Adj. Bids, and A/S bids.


8                  No.  Iterative bidding is not worth              Currently, the benefits of iterative
                   sacrificing time that is currently                bidding appear to be far less than
                   used to make last0minute                         the benefits of having enough time
                   improvements to initial bids.                    to do a good job scheduling and
                   At most, a few minutes before                    offering Adj. Bids and A/S bids.
                   7:00 might be sacrificed (e.g., 6:45).           Iteration should not be allowed to
                   The proposed Say-of market at                    reduce the time for these activities.
                   6:00 am would make closing the                   Iterative bidding is simply not worth
                   initial Day-Ahead iteration before               detracting from the far more complex
                   7:00 especially impractical.                     and manually intensive processes of
                                                                    scheduling and bidding into the
                                                                    adjustment and A/S markets.

9                  Prefer not.  Suggest up to four                  Would very reluctantly agree to
                    20 minute iterations, first                     shortening the time to 1.5 hours.
                   closing at 7 am and the last                     However, in view of previous comment,
                   closing at 8 am.  Feel that 3 to 4               we don't think it is necessary.
                   iterations are sufficient for operators
                   to be able to adjust their schedules
                   as necessary to run efficient production
                   and recover costs as required.
                   A fixed number of iterations provides
                   greater opportunity for gaming.

10

11                 Would oppose, given not                          Definitely not.  DS's, Adj. Bids,
                   likely to participate in bid modification.       nd A/S bids are extremely
                                                                    important and those with large
                                                                    number of schedules already have
                                                                    a hard time finishing on time.
                                                                    Self-provision of A/S will also consume
                                                                    additional time.


12                 No.                                              Absolutely not.  This would
                                                                    be totally unacceptable.

13                 Same as Participant 12.                          Same as Participant 12.

14                 This is not acceptable.                          May be a possibility,
                   Wold conflict with bilateral                     but could be pressed
                   markets.                                         for time.

Participant    Do you think you would       How much time should       Are you willing to         Are you willing to
               normally modify your bids    be allowed per             move the deadline for      reduce the time
               during iterations?           iteration?                 bids from 7:00 am to       available for
                                                                       6:00 am if necessary       submitting IPS's
                                                                       to provide time for        Adjustment Bids, and
                                                                       iteration?                 A/S bids, if necessary
                                                                                                  to provide for
                                                                                                  iteration?
------------------------------------------------------------------------------------------------------------------------------------
1

2                                           Price discovery.                                      Various software fixes
                                                                                                  identified. Without
                                                                                                  fixes, would not favor
                                                                                                  iterations since
                                                                                                  negative impacts would
                                                                                                  outweigh the benefit
                                                                                                  of price discovery.
                                                                                                  During Beta Test, the
                                                                                                  resulting price change
                                                                                                  after 2.5 hours of
                                                                                                  iterations was $0.10.
                                                                                                  That alone make
                                                                                                  iterative bidding look
                                                                                                  impractical.

3              Uncertain.                   Minimal, if any.           Inadequate time to         Additional testing
                                                                       process bids.              necessary after
                                                                                                  technical difficulties
                                                                                                  resolved. Various
                                                                                                  software fixes
                                                                                                  identified.

4              Yes.                         If production reacts       A burden and at times
                                            same as simulation,        impossible for the
                                            chance for more profit     pre-schedulers and
                                            from higher MCP.           dispatchers to do the
                                                                       process.
                                                                       Pre-schedulers are
                                                                       overloaded as it is.

5              No.                          Better price               Additional time and        Various software fixes
                                            discovery. Perhaps         personnel requirements     identified.
                                            some opportunity to        with no definite
                                            reduce costs.              financial benefit.

6              Difficult to evaluate,       None identified at         Based on relatively        Various software fixes
               but would be concerned       this time, but would       small price movements      identified.
               about participants           not want to eliminate      during market
               with larger market           the ability to have        simulation, not much
               share starting the           this function in the       negative impact.
               bidding with lower or        future when the market     However, gaming could
               higher prices, knowing       becomes more robust        cause prices to move
               they could re-price          and competitive.           out of the normal
               their energy or                                         market range.
               withdraw from the
               market altogether.
               Some have contracts
               based on PX index
               pricing, whether the
               energy is being bought
               through the PX or not.

7              Yes.                         For now, minimal           Timing of the IPS, A/S
                                            benefit. Our main          and Adj. Bids. These
                                            concern is congestion      bids are the "bread
                                            and this will not          and butter" on setting
                                            necessarily address        the market for the
                                            it.                        next day. Concerned
                                                                       about other issues
                                                                       related to billing and
                                                                       settlements,
                                                                       appropriate treatment
                                                                       of RMR generation, and
                                                                       solutions to
                                                                       congestion.

8              We are not concerned         Most of the potential       High opportunity cost     Iterative bidding
               that gaming will             benefits result from        of reducing the amount    should not be
               diminish the end             better matching our         of time for IPSs, Adj.    implemented in the
               results relative to a        financial obligations       Bids, and A/S bids.       form that was tested
               single round auction,        with our physical           Costs involved in         during the Beta Test.
               but we do expect             supply capabilities         developing new            The process as tested
               gaming and think that        and costs. However,         analytical and data       is far too time
               it will substantially        the magnitude of these      management software as    consuming. The
               eliminate the                speculative benefits        well as staffing          theoretical
               theoretical benefits         should not be viewed        issues if ours are        incremental benefits
               of the iterative             as that great. Other        extended too much         of iterative bidding
               process.. The net            risk/revenue                earlier into the          should be viewed as
               result is very little        management tools            morning. Finally,         doubtful in practice.
               payback for the time         (including but not          costs associated with     If the Board decides
               and effort consumed.         limited to                  human errors and          in favor of
               The likely basic game        participating in            computer system or        iterations,
               in iterative bidding         markets closer to real      software problems         implementation should
               involves the                 time) exist to better       resulting from the        occur only after the
               submission of bids           match physical and          more complex iterative    successful conclusion
               that are not                 financial positions.        process.                  of another test, any
               physically based for         The benefits of an                                    software bugs are
               the sole purpose of          iterative vs. a one                                   fixed, and parties
               withdrawing them to          time auction process                                  more familiar with
               drive prices up. Can         are doubtful and                                      senlements problems
               only be guarded              really can't be                                       have endorsed the
               against with                 demonstrated in any                                   concept. At least one
               sophisticated market         test we can think of.                                 month lead time should
               monitoring (a                                                                      be provided after
               difficult task to                                                                  final iterative
               distinguish between                                                                process and software
               legitimate withdrawals                                                             are established to
               and gaming                                                                         allow participants to
               activities). Risk to                                                               develop appropriate
               gamers of not knowing                                                              new analytical and
               when the last                                                                      data management tools.
               iteration will occur                                                               Iterative bidding
               is very minimal since                                                              should not be seen as
               the gaming strategy                                                                a priority at this
               could include                                                                      stage of the maturing
               withdrawing enough                                                                 energy market. It
               capacity during each                                                               appears unlikely to
               iteration to ensure                                                                play a significant
               the stopping criteria                                                              role in improving the
               is not met, with the                                                               ability of parties to
               exception of the hard                                                              manage financial
               time deadline.                                                                     risks. Attention would
                                                                                                  be better applied to
                                                                                                  working with the ISO
                                                                                                  to make the hourly
                                                                                                  market more
                                                                                                  streamlined (closer to
                                                                                                  real time) and user
                                                                                                  friendly.

Participant    Do you think you would       How much time should       Are you willing to         Are you willing to
               normally modify your bids    be allowed per             move the deadline for      reduce the time
               during iterations?           iteration?                 bids from 7:00 am to       available for
                                                                       6:00 am if necessary       submitting IPS's
                                                                       to provide time for        Adjustment Bids, and
                                                                       iteration?                 A/S bids, if necessary
                                                                                                  to provide for
                                                                                                  iteration?
------------------------------------------------------------------------------------------------------------------------------------
9              See a potential for          Virtually none (keep       Significant in terms       Considering the
               gaming, mostly due to        in mind we are a net       of time effort and         various impacts of the
               the fact that while          seller and have no         related staffing, as       iteration process on
               sellers can withdraw         interest in reduced        well as conflicting        the market and our own
               their bids, buyers           prices) compared to        timeline with              operations, we are
               cannot enter a new bid       negative impacts.          bilateral markets.         against implementing
               in later iterations.                                    Iteration represents       iterations. Answers to
               Seems to be somewhat                                    the PX having a "free      previous questions
               contrary to the effort                                  option" on our energy      provided in the event
               to improve the prices.                                  for an extra hour. By      the PX fixes software
               10 11 Yes. Activity                                     the time iterations        problems, provides
               rules are not                                           are closed, most of        sufficient testing,
               sufficient to prevent                                   our bilateral              and decides to
               gaming. Withdrawal                                      transactions are           implement iterations.
               Rule would allow a                                      completed.
               participant to submit
               a fake bid to drive
               price down to force
               others to withdraw
               from the market until
               the fake bid is
               finally withdrawn,
               leaving the real bid
               at a higher price,
               resulting in a MCP
               that exceeds the price
               at which most
               withdrawn capacity
               would have been
               willing to generate.
               This is at least one
               flaw that needs to be
               fixed. Until then, we
               will not agree to
               iterations. 12 Yes. 13
               Same as Participant
               12. 14 Not a
               significant concern.

10

11             Yes. Activity rules          Few, under the current     Higher prices due          Not in favor of
               are not sufficient to        structure of the           either to gaming or        implementing
               prevent gaming.              proposed bidding           programmed response to     iterations at this
               Withdrawal Rule would        rules                      iterative results.         time. However, do not
               allow a participant to                                  Greater possibility of     want to foreclose on
               submit a fake bid to                                    mistakes, less time to     the idea either.
               drive price down to                                     create Adj. Ids and        Postpone iterations
               force others to                                         A/S bids. A process        until there is a
               withdraw from the                                       that potentially makes     demonstrable benefit
               market until the fake                                   self-provision more        at a minimum risk.
               bid is finally                                          difficult to implement     Rather the PX pursue
               withdrawn, leaving the                                  correctly.                 development of
               real bid at a higher                                                               additional forward
               price, resulting in a                                                              markets prior to
               MCP that exceeds the                                                               implementing
               price at which most                                                                iterations as we see a
               withdrawn capacity                                                                 larger potential
               would have been                                                                    benefit in such
               willing to generate.                                                               development.
               This is at least one
               flaw that needs to be
               fixed. Until then, we
               will not agree to
               iterations.

12             Yes.                         We may be able             Any reduction of time      Recommend shelve
                                            to revise bidding for      for IPSs, Adj. Bids,       iterations. May be
                                            generation units for       and A/S bids would be      worth resurrecting at
                                            implementing feasible      unacceptable. Price        some later date, but
                                            schedules.                 spikes because of          do not want to set an
                                                                       gaming, withdrawal of      implementation date at
                                                                       bids to raise prices,      the time.
                                                                       etc.

13             Same as Participant 12.      Same as Participant         Same as Participant       Same as Participant
                                            12.                         12.                       12.

14             Not a significant concern.   May be an opportunity   Negative impacts far          May be a possibility,
                                            to sell more.           outweigh the benefits.        but could be pressed
                                                                    Costs include                 for time.
                                                                    personnel changes due
                                                                    to the times involved
                                                                    and less activity with
                                                                    the PX due to
                                                                    bilateral market
                                                                    timing conflicts.

                  APPENDIX B: ITERATIONS RESULTS FOR BETA TEST

                      Simulation Results from 11-03-98 Test

         ITERATION #1          ITERATION #2                            ITERATION #3
  Hour      MCP       Volume       MCP     Volume    % MCP      % Vol     MCP      Volume    % MCP    % Vol
                                                       Chng     Chng                          Chng    Chng
-----------------------------------------------------------------------------------------------------------
  1        25.5149  13,839.6      25.0684  13,851.8     -1.75   0.09     25.1028  13,875.9     0.14   0.17
  2        25.0007  13,786.3      24.3026  13,829.3     -2.79   0.31     24.3700  13,852.3     0.28   0.17
  3        21.4308  13,608.3      21.0086  13,620.0     -1.97   0.09     21.0040  13,645.1    -0.02   0.18
  4        22.8479  13,660.1      21.3979  13,700.4     -6.35   0.30     21.3824  13,725.8    -0.07   0.19
  5        25.4741  13,983.0      25.0107  13,995.3     -1.82   0.09     25.0416  14,019.9     0.12   0.18
  6        33.9970  15,359.6      33.9970  15,359.6      0.00   0.00     33.9970  15,359.6     0.00   0.00
  7        53.6885  16,792.0      53.6883  16,792.0      0.00   0.00     53.8957  16,793.5     0.39   0.01
  8        57.3040  17,830.1      57.3038  17,830.2      0.00   0.00     57.4813  17,836.7     0.31   0.04
  9        60.2912  18,139.7      60.2911  18,139.7      0.00   0.00     60.4514  18,147.0     0.27   0.04
 10        55.2454  19,002.9      55.2453  19,002.9      0.00   0.00     55.4098  19,008.9     0.30   0.03
 11        57.6999  19,086.8      57.6998  19,086.8      0.00   0.00     57.8577  19,093.0     0.27   0.03
 12        58.3690  19,068.7      58.3688  19,068.7      0.00   0.00     58.5245  19,075.0     0.27   0.03
 13        43.9953  17,938.5      43.1070  18,170.4     -2.02   1.29     43.1998  18,171.2     0.22   0.00
 14        44.4718  17,745.7      43.7222  17,941.4     -1.69   1.10     43.7481  17,959.6     0.06   0.10
 15        44.3616  17,678.1      43.6423  17,868.3     -1.62   1.08     43.6488  17,891.6     0.01   0.13
 16        42.8081  17,753.2      42.2550  17,898.9     -1.29   0.82     42.2095  17,935.6    -0.11   0.21
 17        44.7584  18,006.6      43.9977  18,256.2     -1.70   1.39     44.0497  18,266.7     0.12   0.06
 18        45.4382  19,188.0      44.9992  19,347.0     -0.97   0.83     44.9998  19,373.6     0.00   0.14
 19        45.8005  18,889.7      45.2621  19,081.3     -1.18   1.01     45.3348  19,082.0     0.16   0.00
 20        44.9092  18,234.1      44.5556  18,356.2     -0.79   0.67     44.6263  18,357.1     0.16   0.00
 21        42.8459  18,055.8      42.4925  18,172.7     -0.82   0.65     42.5547  18,177.3     0.15   0.03
 22        39.7595  17,400.5      42.3760  16,619.6      6.58  -4.49     42.3764  16,619.6     0.00   0.00
 23        36.6966  16,532.1      39.6236  15,752.1      7.98  -4.72     39.6243  15,752.1     0.00   0.00
 24        20.9864  15,086.3      28.0213  14,935.9     33.52  -1.00     27.1650  14,944.5    -3.06   0.06
          -------------------    ------------------------------------    ----------------------------------
           41.4040 406,665.7      41.5599 406,676.7      0.38   0.00     41.5856 406,963.6     0.06   0.07


      ITERATION #4                          ITERATION #5                             ITERATION #6
Hour    MCP      Volume   % MCP   % Vol       MCP      Volume    % MCP    % Vol        MCP     Volume    % MCP   % Vol
                           Chng     Chng                          Chng      Chng                          Chng    Chng
------------------------------------------------------------------------------------------------------------------------
  1   25.1028   13,875.9    0.00    0.00    66.5545   11,233.5   165.13   -19.04     66.5545   11,233.5    0.00    0.00
  2   24.3700   13,852.3    0.00    0.00    59.7646   11,488.1   145.24   -17.07     59.7646   11,488.1    0.00    0.00
  3   21.0040   13,645.1    0.00    0.00    57.5443   11,413.5   173.97   -16.35     57.5443   11,413.5    0.00    0.00
  4   21.3660   13,726.2   -0.08    0.00    58.5590   11,433.6   174.08   -16.70     58.5590   11,433.6    0.00    0.00
  5   25.0416   14,019.9    0.00    0.00    63.9028   11,649.3   155.19   -16.91     63.9028   11,649.3    0.00    0.00
  6   33.9970   15,359.6    0.00    0.00    76.6063   12,274.3   125.33   -20.09     76.6063   12,274.3    0.00    0.00
  7   53.8957   16,793.5    0.00    0.00    93.0266   12,954.7    72.60   -22.86     92.8824   12,968.2   -0.16    0.10
  8   57.4813   17,836.7    0.00    0.00    89.0012   14,440.4    54.84   -19.04     88.8290   14,459.9   -0.19    0.14
  9   60.4514   18,147.0    0.00    0.00    92.0143   14,545.5    52.21   -19.85     91.8674   14,561.5   -0.16    0.11
 10   55.4098   19,008.9    0.00    0.00    85.4252   15,458.4    54.17   -18.68     92.6781   14,590.1    8.49   -5.62
 11   57.8577   19,093.0    0.00    0.00    87.3385   15,493.3    50.95   -18.85     87.1651   15,515.8   -0.20    0.15
 12   58.5245   19,075.0    0.00    0.00    87.7634   15,482.6    49.96   -18.83     87.5943   15,504.8   -0.19    0.14
 13   43.1998   18,171.2    0.00    0.00    79.0559   14,156.2    83.00   -22.10     78.7859   14,175.9   -0.34    0.14
 14   43.7481   17,959.6    0.00    0.00    80.1324   14,008.7    83.17   -22.00     79.9935   14,018.8   -0.17    0.07
 15   43.6488   17,891.6    0.00    0.00    80.0171   13,929.1    83.32   -22.15     79.9645   13,933.0   -0.07    0.03
 16   42.1850   17,941.9   -0.06    0.04    77.4086   13,864.7    83.50   -22.72     77.1426   13,883.6   -0.34    0.14
 17   44.0497   18,266.7    0.00    0.00    78.8250   14,144.4    78.95   -22.57     78.5635   14,162.9   -0.33    0.13
 18   44.9998   19,373.6    0.00    0.00    83.4484   14,819.4    85.44   -23.51     83.1663   14,841.5   -0.34    0.15
 19   45.3348   19,082.0    0.00    0.00    76.4652   15,248.0    68.67   -20.09     83.9946   14,654.7    9.85   -3.89
 20   44.6263   18,357.1    0.00    0.00    78.0904   14,317.1    74.99   -22.01     78.0202   14,322.3   -0.09    0.04
 21   42.5547   18,177.3    0.00    0.00    73.9360   13,926.2    73.74   -23.39     73.8005   13,935.8   -0.18    0.07
 22   42.3764   16,619.6    0.00    0.00    67.2876   13,136.1    58.79   -20.96     66.8728   13,163.0   -0.62    0.20
 23   39.6243   15,752.1    0.00    0.00    60.2846   12,315.3    52.14   -21.82     60.2846   12,315.3    0.00    0.00
 24   27.1650   14,944.5    0.00    0.00    48.0100   11,734.9    76.73   -21.48     48.0100   11,734.9    0.00    0.00
      -----------------------------------   -------------------------------------    -----------------------------------
      41.5839  406,970.3    0.00    0.00    75.0192  323,467.3    80.40   -20.52     75.5228  322,234.3    0.67   -0.38

                      Simulation Results from 11-04-98 Test

          ITERATION #1            ITERATION #2                            ITERATION #3
  Hour      MCP         Volume      MCP       Volume   % MCP    % Vol       MCP       Volume   % MCP   % Vol
                                                        Chng      Chng                          Chng    Chng
--------------------------------------------------------------------------------------------------------------
  1       138.7488    7,948.2     152.1834    7,963.4     9.68   0.19     154.0089    7,965.5    1.20    0.03
  2        80.0820    8,257.5      83.5213    8,317.5     4.29   0.73      85.0086    8,333.1    1.78    0.19
  3        74.9955    8,013.0      76.0084    8,068.3     1.35   0.69      77.0058    8,111.6    1.31    0.54
  4        78.0239    8,149.5      79.0085    8,209.5     1.26   0.74      80.0054    8,263.3    1.26    0.66
  5       101.3070    8,441.7     109.2207    8,444.1     7.81   0.03     112.0087    8,445.0    2.55    0.01
  6       201.0481    8,538.4     211.1587    8,541.5     5.03   0.04     215.9516    8,543.0    2.27    0.02
  7       225.8105    9,192.9     228.8427    9,193.9     1.34   0.01     230.5389    9,194.4    0.74    0.01
  8       187.7054   10,587.2     194.7793   10,589.4     3.77   0.02     200.0079   10,591.0    2.68    0.02
  9       197.5304   10,685.3     206.9756   10,691.6     4.78   0.06     211.5941   10,694.0    2.23    0.02
 10       206.8824   10,730.2     216.4953   10,736.6     4.65   0.06     220.5132   10,739.3    1.86    0.03
 11       211.4975   10,748.2     220.1406   10,753.9     4.09   0.05     223.1588   10,756.0    1.37    0.02
 12       214.0332   10,641.3     221.7829   10,646.4     3.62   0.05     224.1089   10,648.0    1.05    0.02
 13       222.1792   10,463.7     225.6048   10,466.0     1.54   0.02     228.0034   10,467.6    1.06    0.02
 14       225.7341   10,190.1     235.1831   10,196.4     4.19   0.06     241.5478   10,200.6    2.71    0.04
 15       225.7328   10,113.8     235.1582   10,120.1     4.18   0.06     241.5197   10,124.3    2.71    0.04
 16       225.7507   10,081.2     235.1082   10,087.4     4.15   0.06     241.4570   10,091.7    2.70    0.04
 17       226.1181   10,328.8     240.1522   10,338.2     6.21   0.09     247.0723   10,342.8    2.88    0.04
 18       226.4257   10,944.8     240.5433   10,954.3     6.23   0.09     247.1360   10,958.7    2.74    0.04
 19       226.3423   10,863.0     230.1066   10,867.2     1.66   0.04     233.1054   10,870.6    1.30    0.03
 20       223.3216   10,833.9     228.5911   10,839.9     2.36   0.06     229.9367   10,841.4    0.59    0.01
 21       204.4151   10,720.7     214.0269   10,731.6     4.70   0.10     218.3020   10,736.4    2.00    0.04
 22       175.1481   10,428.7     177.0817   10,430.9     1.10   0.02     177.0817   10,430.9    0.00    0.00
 23       141.8638    9,598.1     151.6702    9,609.3     6.91   0.12     151.7525    9,609.4    0.05    0.00
 24        79.3292    9,282.8      79.9976    9,321.7     0.84   0.42      79.9976    9,321.7    0.00    0.00
          --------------------    ------------------------------------    ------------------------------------
          180.0011  235,783.0     187.2226  236,119.1     4.01   0.14     190.4510  236,280.3    1.72    0.07


      ITERATION #4                           ITERATION #5                           ITERATION #6
Hour    MCP       Volume   % MCP   % Vol       MCP       Volume   % MCP   % Vol       MCP       Volume   % MCP   % Vol
                            Chng     Chng                          Chng     Chng                          Chng    Chng
------------------------------------------------------------------------------------------------------------------------
  1   155.0081    7,966.6    0.65    0.01    156.0076    7,967.8    0.64    0.02    156.0076    7,967.8    0.00    0.00
  2    87.0068    8,352.1    2.35    0.23     88.0062    8,355.0    1.15    0.03     88.0062    8,355.0    0.00    0.00
  3    79.2806    8,209.4    2.95    1.21     79.2987    8,209.9    0.02    0.01     79.2987    8,209.9    0.00    0.00
  4    80.0054    8,263.3    0.00    0.00     80.8139    8,281.6    1.01    0.22     80.8139    8,281.6    0.00    0.00
  5   115.0072    8,445.9    2.68    0.01    116.0067    8,446.2    0.87    0.00    116.0067    8,446.2    0.00    0.00
  6   220.0005    8,544.2    1.87    0.01    220.2271    8,544.3    0.10    0.00    220.2271    8,544.3    0.00    0.00
  7   232.4418    9,195.0    0.83    0.01    234.5451    9,195.6    0.90    0.01    235.0967    9,195.8    0.24    0.00
  8   205.0019   10,592.5    2.50    0.01    206.0008   10,592.8    0.49    0.00    206.0008   10,592.8    0.00    0.00
  9   215.0037   10,696.9    1.61    0.03    216.0019   10,697.6    0.46    0.01    216.0019   10,697.6    0.00    0.00
 10   220.5132   10,739.3    0.00    0.00    220.5132   10,739.3    0.00    0.00    220.5132   10,739.3    0.00    0.00
 11   223.1588   10,756.0    0.00    0.00    223.1588   10,756.0    0.00    0.00    223.1588   10,756.0    0.00    0.00
 12   224.1089   10,648.0    0.00    0.00    224.1089   10,648.0    0.00    0.00    224.1089   10,648.0    0.00    0.00
 13   230.0070   10,468.9    0.88    0.01    232.8327   10,470.8    1.23    0.02    234.0060   10,471.6    0.50    0.01
 14   245.5774   10,203.3    1.67    0.03    245.6651   10,203.4    0.04    0.00    245.6651   10,203.4    0.00    0.00
 15   245.5527   10,127.0    1.67    0.03    245.6375   10,127.1    0.03    0.00    245.6375   10,127.1    0.00    0.00
 16   245.5036   10,094.4    1.68    0.03    245.8242   10,094.6    0.13    0.00    245.8242   10,094.6    0.00    0.00
 17   249.4611   10,344.4    0.97    0.02    249.5189   10,344.4    0.02    0.00    249.5189   10,344.4    0.00    0.00
 18   249.4218   10,960.2    0.92    0.01    249.4814   10,960.2    0.02    0.00    249.4814   10,960.2    0.00    0.00
 19   235.8417   10,873.7    1.17    0.03    235.8417   10,873.7    0.00    0.00    235.8417   10,873.7    0.00    0.00
 20   229.9367   10,841.4    0.00    0.00    229.9367   10,841.4    0.00    0.00    229.9367   10,841.4    0.00    0.00
 21   218.3020   10,736.4    0.00    0.00    218.3020   10,736.4    0.00    0.00    218.3020   10,736.4    0.00    0.00
 22   177.0817   10,430.9    0.00    0.00    177.0817   10,430.9    0.00    0.00    177.0817   10,430.9    0.00    0.00
 23   151.7525    9,609.4    0.00    0.00    151.7525    9,609.4    0.00    0.00    151.7525    9,609.4    0.00    0.00
 24    79.9976    9,321.7    0.00    0.00     79.9976    9,321.7    0.00    0.00     79.9976    9,321.7    0.00    0.00
      ------------------------------------   ------------------------------------   ------------------------------------
      192.2905  236,420.9    0.97    0.06    192.7734  236,448.1    0.25    0.01    192.8452  236,449.1    0.04    0.00

                      Simulation Results from 11-05-98 Test

          ITERATION #1           ITERATION #2                            ITERATION #3
  Hour      MCP        Volume      MCP      Volume   % MCP    % Vol       MCP       Volume    % MCP   % Vol
                                                      Chng      Chng                           Chng    Chng
-------------------------------------------------------------------------------------------------------------
  1       17.3078   15,390.4     14.4685   15,404.4   -16.40   0.09      12.8492    15,609.4  -11.19    1.33
  2       13.9991   14,970.7     12.4184   15,163.9   -11.29   1.29      10.9207    15,319.4  -12.06    1.03
  3       12.4703   14,732.1     10.9990   14,891.0   -11.80   1.08       9.8170    14,945.9  -10.75    0.37
  4       12.5388   14,851.2     11.0081   14,929.3   -12.21   0.53       9.7430    15,065.3  -11.49    0.91
  5       16.7483   15,337.0     14.9915   15,346.3   -10.49   0.06      12.4749    15,554.5  -16.79    1.36
  6       24.5189   16,991.3     22.1606   17,004.3    -9.62   0.08      21.9969    17,257.8   -0.74    1.49
  7       27.0070   18,938.3     27.0001   19,162.3    -0.03   1.18      27.0001    19,162.3    0.00    0.00
  8       27.9966   20,034.3     27.4453   20,050.2    -1.97   0.08      27.3943    20,050.9   -0.19    0.00
  9       29.9947   20,760.2     29.4329   20,800.1    -1.87   0.19      29.3229    20,801.1   -0.37    0.00
 10       29.3145   21,338.9     28.9956   21,354.5    -1.09   0.07      28.8304    21,356.1   -0.57    0.01
 11       30.3527   21,667.2     30.0079   21,693.8    -1.14   0.12      31.9866    21,635.3    6.59   -0.27
 12       31.9899   21,723.8     31.9866   21,735.2    -0.01   0.05      33.9961    21,682.6    6.28   -0.24
 13       34.9911   21,686.9     34.9917   21,701.3     0.00   0.07      34.9725    21,701.8   -0.05    0.00
 14       35.9751   21,714.8     35.7730   21,739.6    -0.56   0.11      35.9715    21,755.0    0.55    0.07
 15       36.0015   21,580.8     36.7892   21,556.5     2.19  -0.11      36.1826    21,586.5   -1.65    0.14
 16       36.0021   21,324.3     37.5484   21,265.2     4.30  -0.28      36.9764    21,295.2   -1.52    0.14
 17       36.0050   21,588.6     39.9924   21,402.5    11.07  -0.86      39.5062    21,441.7   -1.22    0.18
 18       42.9643   22,625.4     41.9919   22,694.0    -2.26   0.30      42.4001    22,697.5    0.97    0.02
 19       43.5176   22,396.9     42.9027   22,444.4    -1.41   0.21      43.2025    22,453.9    0.70    0.04
 20       39.1212   21,954.2     38.5965   21,999.5    -1.34   0.21      38.4921    22,030.2   -0.27    0.14
 21       34.9773   21,234.6     34.9783   21,249.0     0.00   0.07      34.9730    21,249.1   -0.02    0.00
 22       27.9944   19,823.3     27.4769   19,839.0    -1.85   0.08      27.4811    19,840.2    0.02    0.01
 23       24.9585   17,462.8     24.0005   17,472.3    -3.84   0.05      23.4731    17,476.1   -2.20    0.02
 24       15.6528   16,055.7     13.1182   16,270.0   -16.19   1.33      11.8672    16,324.0   -9.54    0.33
          -------------------    -----------------------------------    -------------------------------------
          28.4333  466,183.7     27.8781  467,168.6    -1.95   0.21      27.5763   468,291.8   -1.08    0.24


      ITERATION #4                           ITERATION #5                           ITERATION #6
Hour    MCP      Volume   % MCP   % Vol       MCP       Volume   % MCP   % Vol       MCP      Volume    % MCP   % Vol
                           Chng    Chng                           Chng    Chng                           Chng    Chng
----------------------------------------------------------------------------------------------------------------------
  1   11.7593   15,812.7   -8.48    1.30     11.3274   15,814.0   -3.67    0.01     11.0067   15,898.0   -2.83   0.53
  2   10.0000   15,472.8   -8.43    1.00      9.6949   15,523.8   -3.05    0.33      9.3690   15,538.7   -3.36   0.10
  3    8.9705   15,099.4   -8.62    1.03      8.4862   15,101.4   -5.40    0.01      8.0945   15,150.3   -4.62   0.32
  4    9.3275   15,217.1   -4.26    1.01      9.0082   15,218.4   -3.42    0.01      9.0083   15,229.5    0.00   0.07
  5   12.5672   15,704.2    0.74    0.96     12.0488   15,705.9   -4.13    0.01     12.0688   15,805.8    0.17   0.64
  6   21.9969   17,257.8    0.00    0.00     21.9969   17,257.8    0.00    0.00     21.9969   17,257.8    0.00   0.00
  7   27.0001   19,162.3    0.00    0.00     27.0001   19,162.3    0.00    0.00     27.0001   19,162.3    0.00   0.00
  8   27.3943   20,050.9    0.00    0.00     27.3943   20,050.9    0.00    0.00     27.3943   20,050.9    0.00   0.00
  9   29.3229   20,801.1    0.00    0.00     29.3229   20,801.1    0.00    0.00     29.3229   20,801.1    0.00   0.00
 10   28.8304   21,356.1    0.00    0.00     28.8304   21,356.1    0.00    0.00     28.8304   21,356.1    0.00   0.00
 11   31.2923   21,683.2   -2.17    0.22     31.0315   21,690.7   -0.83    0.03     31.0315   21,690.7    0.00   0.00
 12   33.0078   21,719.7   -2.91    0.17     33.0049   21,726.9   -0.01    0.03     33.0049   21,726.9    0.00   0.00
 13   34.9385   21,727.8   -0.10    0.12     34.9385   21,727.8    0.00    0.00     34.9385   21,727.8    0.00   0.00
 14   35.9715   21,755.0    0.00    0.00     35.9715   21,755.0    0.00    0.00     35.9715   21,755.0    0.00   0.00
 15   35.9973   21,595.6   -0.51    0.04     35.9804   21,596.5   -0.05    0.00     36.4949   21,596.5    1.43   0.00
 16   36.4947   21,318.7   -1.30    0.11     36.4947   21,318.7    0.00    0.00     36.7719   21,305.2    0.76  -0.06
 17   39.5062   21,441.7    0.00    0.00     39.5062   21,441.7    0.00    0.00     39.9936   21,399.5    1.23  -0.20
 18   42.4001   22,697.5    0.00    0.00     42.4001   22,697.5    0.00    0.00     43.9960   22,587.7    3.76  -0.48
 19   43.2025   22,453.9    0.00    0.00     43.2025   22,453.9    0.00    0.00     44.5863   22,358.1    3.20  -0.43
 20   38.4921   22,030.2    0.00    0.00     44.9906   21,639.5   16.88   -1.77     44.9938   21,689.4    0.01   0.23
 21   34.9746   21,274.1    0.00    0.12     34.9746   21,274.1    0.00    0.00     34.9746   21,274.1    0.00   0.00
 22   27.4811   19,840.2    0.00    0.00     27.4811   19,840.2    0.00    0.00     27.4811   19,840.2    0.00   0.00
 23   23.3378   17,476.6   -0.58    0.00     23.1920   17,477.2   -0.62    0.00     23.1752   17,477.3   -0.07   0.00
 24   11.9922   16,462.5    1.05    0.85     11.7817   16,474.3   -1.76    0.07     11.7817   16,474.3    0.00   0.00
      -----------------------------------    -----------------------------------    ----------------------------------
      27.3441  469,411.1   -0.84    0.24     27.5025  469,105.7    0.58   -0.07     27.6370  469,153.2    0.49   0.01

      ITERATION #7                           ITERATION #8                           ITERATION #9
Hour    MCP      Volume   % MCP   % Vol       MCP       Volume   % MCP   % Vol       MCP       Volume   % MCP   % Vol
                           Chng    Chng                           Chng    Chng                           Chng    Chng
-----------------------------------------------------------------------------------------------------------------------
  1   11.0067   15,898.0    0.00    0.00     11.0067   15,898.0    0.00    0.00     11.0067   15,898.0    0.00    0.00
  2    9.3690   15,538.7    0.00    0.00      9.3690   15,538.7    0.00    0.00     9.3690    15,538.7    0.00    0.00
  3    8.0948   15,153.0    0.00    0.02      7.7277   15,154.5   -4.54    0.01     7.3987    15,155.9   -4.26    0.01
  4    9.0083   15,229.5    0.00    0.00     9.0083    15,229.5    0.00    0.00     9.0083    15,229.5    0.00    0.00
  5   12.0688   15,805.8    0.00    0.00     12.0688   15,805.8    0.00    0.00     12.0688   15,805.8    0.00    0.00
  6   21.9969   17,257.8    0.00    0.00     21.9969   17,257.8    0.00    0.00     21.9969   17,257.8    0.00    0.00
  7   27.0001   19,162.3    0.00    0.00     27.0001   19,162.3    0.00    0.00     27.0001   19,162.3    0.00    0.00
  8   27.3943   20,050.9    0.00    0.00     27.3943   20,050.9    0.00    0.00     27.3943   20,050.9    0.00    0.00
  9   29.3229   20,801.1    0.00    0.00     29.3229   20,801.1    0.00    0.00     29.3229   20,801.1    0.00    0.00
 10   28.8304   21,356.1    0.00    0.00     28.8304   21,356.1    0.00    0.00     28.8304   21,356.1    0.00    0.00
 11   31.0315   21,690.7    0.00    0.00     31.0315   21,690.7    0.00    0.00     31.0315   21,690.7    0.00    0.00
 12   33.0049   21,726.9    0.00    0.00     33.0049   21,726.9    0.00    0.00     33.0049   21,726.9    0.00    0.00
 13   34.9385   21,727.8    0.00    0.00     34.9385   21,727.8    0.00    0.00     34.9385   21,727.8    0.00    0.00
 14   35.9715   21,755.0    0.00    0.00     35.9715   21,755.0    0.00    0.00     35.9715   21,755.0    0.00    0.00
 15   36.4949   21,596.5    0.00    0.00     36.4949   21,596.5    0.00    0.00     36.4949   21,596.5    0.00    0.00
 16   36.7719   21,305.2    0.00    0.00     36.7719   21,305.2    0.00    0.00     36.7719   21,305.2    0.00    0.00
 17   39.9936   21,399.5    0.00    0.00     39.9936   21,399.5    0.00    0.00     26.9196   19,770.5  -32.69   -7.61
 18   43.7381   22,601.4   -0.59    0.06     43.5624   22,610.7   -0.40    0.04     43.5824   22,610.7    0.05    0.00
 19   44.3227   22,371.1   -0.59    0.06     44.0074   22,393.3   -0.71    0.10     44.0022   22,406.5   -0.01    0.06
 20   44.9930   21,689.4    0.00    0.00     44.9930   21,689.4    0.00    0.00     44.9930   21,689.4    0.00    0.00
 21   34.9746   21,274.1    0.00    0.00     34.9746   21,274.1    0.00    0.00     34.9746   21,274.1    0.00    0.00
 22   27.4811   19,840.2    0.00    0.00     27.4811   19,840.2    0.00    0.00     27.4811   19,840.2    0.00    0.00
 23   23.2088   17,483.3    0.14    0.03     23.2088   17,483.3    0.00    0.00     23.2088   17,483.3    0.00    0.00
 24   11.7817   16,474.3    0.00    0.00     11.7817   16,474.3    0.00    0.00     11.7817   16,474.3    0.00    0.00
      -----------------------------------    -----------------------------------    -----------------------------------
      27.6166  469,188.6   -0.07    0.01     27.5809  469,221.6   -0.13    0.01     27.0230  467,607.2   -2.02   -0.34


      ITERATION #10                          ITERATION #11
Hour    MCP      Volume   % MCP   % Vol       MCP       Volume   % MCP   % Vol
                           Chng    Chng                           Chng    Chng
--------------------------------------------------------------------------------
  1   11.0067   15,898.0    0.00    0.00     11.0067   15,898.0    0.00    0.00
  2    9.3690   15,538.7    0.00    0.00      9.3690   15,538.7    0.00    0.00
  3    7.3987   15,155.9    0.00    0.00      7.3987   15,155.9    0.00    0.00
  4    9.0083   15,229.5    0.00    0.00      9.0083   15,229.5    0.00    0.00
  5   12.0688   15,805.8    0.00    0.00     12.0688   15,805.8    0.00    0.00
  6   21.9969   17,257.8    0.00    0.00     21.9969   17,257.8    0.00    0.00
  7   27.0001   19,162.3    0.00    0.00     27.0001   19,162.3    0.00    0.00
  8   27.3943   20,050.9    0.00    0.00     27.3943   20,050.9    0.00    0.00
  9   29.3229   20,801.1    0.00    0.00     29.3229   20,801.1    0.00    0.00
 10   28.8304   21,356.1    0.00    0.00     28.8304   21,356.1    0.00    0.00
 11   31.0315   21,690.7    0.00    0.00     31.0315   21,690.7    0.00    0.00
 12   33.0049   21,726.9    0.00    0.00     33.0049   21,726.9    0.00    0.00
 13   34.9385   21,727.8    0.00    0.00     34.9385   21,727.8    0.00    0.00
 14   35.9715   21,755.0    0.00    0.00     35.9715   21,755.0    0.00    0.00
 15   36.4949   21,596.5    0.00    0.00     36.4949   21,596.5    0.00    0.00
 16   36.7719   21,305.2    0.00    0.00     36.7719   21,305.2    0.00    0.00
 17   26.8840   19,770.7   -0.13    0.00     27.3848   20,018.3    1.86    1.25
 18   43.5624   22,610.7   -0.05    0.00     43.5624   22,610.7    0.00    0.00
 19   44.0022   22,406.5    0.00    0.00     44.0022   22,406.5    0.00    0.00
 20   44.9930   21,689.4    0.00    0.00     44.9930   21,689.4    0.00    0.00
 21   34.9746   21,274.1    0.00    0.00     34.9746   21,274.1    0.00    0.00
 22   27.4811   19,840.2    0.00    0.00     27.4811   19,840.2    0.00    0.00
 23   23.2088   17,483.3    0.00    0.00     23.2088   17,483.3    0.00    0.00
 24   11.7817   16,474.3    0.00    0.00     11.7817   16,474.3    0.00    0.00
      -----------------------------------    -----------------------------------
      27.0207  467,607.4   -0.01    0.00     27.0416  467,855.0    0.08    0.05

                      Simulation Results from 11-06-98 Test

          ITERATION #1           ITERATION #2                           ITERATION #3
  Hour      MCP       Volume      MCP       Volume   % MCP   % Vol       MCP       Volume   % MCP   % Vol
                                                      Chng    Chng                           Chng    Chng
-----------------------------------------------------------------------------------------------------------
  1       26.2162   12,311.3     26.5538   12,423.3    1.29    0.91     26.4616   12,450.7   -0.35    0.22
  2       25.7248   12,060.2     25.9908   12,193.2    1.03    1.10     25.8920   12,220.6   -0.38    0.22
  3       25.0860   11,806.8     25.3588   11,938.2    1.09    1.11     25.2262   11,975.5   -0.52    0.31
  4       25.2161   11,910.2     25.5539   12,025.6    1.34    0.97     25.3808   12,073.0   -0.68    0.39
  5       25.9579   12,281.9     26.2319   12,408.9    1.06    1.03     26.1490   12,433.1   -0.32    0.20
  6       31.0038   12,241.4     31.0108   12,245.8    0.02    0.04     31.0108   12,245.8    0.00    0.00
  7       34.4429   12,754.9     34.3287   12,808.8   -0.33    0.42     39.6478   13,094.7   15.49    2.23
  8       34.3445   13,648.2     34.2360   13,702.2   -0.32    0.40     39.5576   14,099.7   15.54    2.90
  9       35.0502   13,927.8     34.9790   13,967.4   -0.20    0.28     39.6745   14,866.9   13.42    6.44
 10       35.8670   14,005.1     35.0125   14,382.2   -2.38    2.69     39.8910   14,943.5   13.93    3.90
 11       36.3252   14,136.2     35.0183   14,716.3   -3.60    4.10     40.0238   15,001.3   14.29    1.94
 12       36.4531   14,177.9     37.7480   14,949.3    3.55    5.44     38.6936   14,990.3    2.51    0.27
 13       35.9794   14,377.1     37.3897   15,227.0    3.92    5.91     37.9921   15,237.7    1.61    0.07
 14       36.3902   14,228.4     37.7658   14,955.1    3.78    5.11     38.7239   14,999.4    2.54    0.30
 15       36.6297   13,996.2     37.8272   14,765.9    3.27    5.50     38.8606   14,807.0    2.73    0.28
 16       36.2164   13,929.9     37.5654   14,703.4    3.72    5.55     38.2704   14,744.2    1.88    0.28
 17       35.9998   14,031.4     37.3128   14,887.4    3.65    6.10     37.8089   14,888.0    1.33    0.00
 18       36.9472   14,484.0     38.1305   15,190.8    3.20    4.88     39.0371   15,191.8    2.38    0.01
 19       36.8297   14,406.3     38.0382   15,114.1    3.28    4.91     38.9951   15,115.2    2.52    0.01
 20       36.9401   13,981.2     38.0692   14,688.0    3.06    5.06     39.0097   14,689.0    2.47    0.01
 21       36.0095   13,821.7     37.6394   14,451.5    4.53    4.56     38.4370   14,492.4    2.12    0.28
 22       34.9741   13,320.4     34.9712   13,330.5   -0.01    0.08     38.1858   13,645.9    9.19    2.37
 23       30.0084   13,516.5     30.0084   13,523.4    0.00    0.05     30.0084   13,523.4    0.00    0.00
 24       27.2733   13,175.7     27.6873   13,254.5    1.52    0.60     27.6633   13,262.0   -0.09    0.06
          -------------------   ------------------------------------    -----------------------------------
          32.9952  322,530.7     33.5178  331,852.8    1.58    2.89     35.0250  334,991.1    4.50    0.95


       ITERATION #4                           ITERATION #5                           ITERATION #6
Hour    MCP       Volume   % MCP   % Vol       MCP       Volume   % MCP   % Vol        MCP      Volume   % MCP   % Vol
                            Chng    Chng                           Chng    Chng                           Chng    Chng
------------------------------------------------------------------------------------------------------------------------
  1    26.4616   12,450.7    0.00    0.00     26.4616   12,450.7    0.00    0.00     29.0627   11,726.1    9.83   -5.82
  2    25.8920   12,220.6    0.00    0.00     25.8920   12,220.6    0.00    0.00     27.7294   11,716.5    7.10   -4.13
  3    25.2262   11,975.5    0.00    0.00     25.2262   11,975.5    0.00    0.00     26.6901   11,564.2    5.80   -3.43
  4    25.3808   12,073.0    0.00    0.00     25.3808   12,073.0    0.00    0.00     26.9927   11,632.6    6.35   -3.65
  5    26.1490   12,433.1    0.00    0.00     26.1490   12,433.1    0.00    0.00     27.9153   11,923.9    6.75   -4.10
  6    31.0108   12,245.8    0.00    0.00     31.0108   12,245.8    0.00    0.00     33.9861   11,274.1    9.59   -7.93
  7    42.5951   13,198.0    7.43    0.79     44.8593   13,355.4    5.32    1.19     46.9592   12,970.3    4.68   -2.88
  8    42.5822   13,990.0    7.65   -0.78     44.9342   13,169.3    5.52   -5.87     46.9818   13,801.8    4.56    4.80
  9    42.6079   14,680.2    7.39   -1.26     44.9368   13,838.5    5.47   -5.73     46.9856   14,342.9    4.56    3.64
 10    42.9135   14,756.8    7.58   -1.25     44.9775   14,915.4    4.81    1.07     46.9966   14,369.3    4.49   -3.66
 11    43.1266   14,764.8    7.75   -1.58     45.7784   15,329.1    6.15    3.82     47.9743   14,383.4    4.80   -6.17
 12    38.9861   14,750.7    0.76   -1.60     38.9340   14,850.6   -0.13    0.68     39.4554   13,851.2    1.34   -6.73
 13    38.5459   15,031.8    1.46   -1.35     38.2888   15,130.7   -0.67    0.66     39.3012   14,135.0    2.64   -6.58
 14    38.9916   14,760.6    0.69   -1.59     39.3480   14,862.2    0.91    0.69     41.7694   13,923.1    6.15   -6.32
 15    39.0198   14,567.2    0.41   -1.62     39.4967   14,667.7    1.22    0.69     41.9506   13,720.5    6.21   -6.46
 16    38.9040   14,504.9    1.66   -1.62     38.8913   14,604.9   -0.03    0.69     41.3500   13,657.6    6.32   -6.49
 17    38.3201   14,688.5    1.35   -1.34     38.0648   14,788.2   -0.67    0.68     39.2566   13,789.6    3.13   -6.75
 18    39.1529   14,952.0    0.30   -1.58     39.5749   14,052.4    1.08   -6.02     41.3287   14,104.4    4.43    0.37
 19    39.1136   14,875.3    0.30   -1.59     39.5498   13,975.8    1.12   -6.05     41.1963   14,027.6    4.16    0.37
 20    39.1333   14,449.1    0.32   -1.63     39.0818   14,549.1   -0.13    0.69     39.5830   13,549.6    1.28   -6.87
 21    38.9381   14,252.9    1.30   -1.65     39.0622   14,353.1    0.32    0.70     41.3941   13,455.7    5.97   -6.25
 22    38.9032   13,413.1    1.88   -1.71     39.1560   13,515.6    0.65    0.76     41.3054   12,637.1    5.49   -6.50
 23    30.5898   13,321.1    1.94   -1.50     30.5898   13,321.1    0.00    0.00     33.3942   12,348.7    9.17   -7.30
 24    27.6633   13,262.0    0.00    0.00     27.6633   13,262.0    0.00    0.00     30.0092   12,350.8    8.48   -6.87
      ------------------------------------    -----------------------------------    -----------------------------------
       35.8420  331,617.7    2.33   -1.01     36.3878  329,939.8    1.52   -0.51     38.3153  315,256.0    5.30   -4.45

                      Simulation Results from 11-07-98 Test

              ITERATION #1             ITERATION #2                                  ITERATION #3
 Hour          MCP       Volume         MCP       Volume   % MCP       % Vol          MCP       Volume   % MCP      % Vol
                                                             Chng       Chng                               Chng       Chng
--------     --------------------     ----------------------------------------------------------------------------------------
   1          22.0006   13,737.4       22.0094   15,412.8       0.04     12.20       22.0094   15,412.8       0.00       0.00
   2          21.3668   13,360.7       22.0024   15,253.2       2.97     14.16       22.0084   15,253.2       0.03       0.00
   3          20.1368   12,919.4       20.8330   14,937.8       3.46     15.62       21.3871   15,042.5       2.66       0.70
   4          20.2909   12,997.9       20.9663   15,023.7       3.33     15.59       21.5239   15,109.8       2.66       0.57
   5          20.9614   13,472.6       21.9801   15,380.7       4.86     14.16       22.0045   15,384.1       0.11       0.02
   6          22.6785   14,271.2       25.0021   15,903.6      10.25     11.44       25.3677   15,976.0       1.46       0.46
   7          26.2906   15,634.5       26.7357   17,746.9       1.69     13.51       26.7357   17,746.9       0.00       0.00
   8          26.1286   16,356.8       26.6362   18,474.0       1.94     12.94       27.0057   18,549.7       1.39       0.41
   9          27.7447   17,028.0       28.3713   18,875.6       2.26     10.85       28.9722   18,893.2       2.12       0.09
  10          27.9841   17,555.3       32.2385   18,876.7      15.20      7.53       32.9741   18,937.8       2.28       0.32
  11          27.9874   17,893.5       34.5337   19,035.1      23.39      6.38       35.2658   19,085.4       2.12       0.26
  12          27.9885   17,969.4       34.8165   18,975.7      24.40      5.60       35.5569   19,026.0       2.13       0.27
  13          27.9861   17,868.9       31.5605   19,134.8      12.77      7.08       32.5469   19,138.1       3.13       0.02
  14          27.9879   17,798.7       33.2617   18,947.4      18.84      6.45       33.9972   19,018.4       2.21       0.37
  15          27.9867   17,592.6       32.9779   18,760.9      17.83      6.64       33.6803   18,891.9       2.13       0.70
  16          27.9859   17,443.4       32.9722   18,612.0      17.82      6.70       33.6780   18,729.7       2.14       0.63
  17          27.9884   17,892.7       34.6769   18,914.3      23.90      5.71       35.4189   18,964.5       2.14       0.27
  18          33.1555   19,161.4       40.0076   19,791.4      20.67      3.29       40.6111   19,900.8       1.51       0.55
  19          32.1264   19,051.0       40.0053   19,658.1      24.52      3.19       40.5881   19,824.1       1.46       0.84
  20          32.3741   18,498.0       40.0028   19,121.8      23.56      3.37       40.5438   19,347.8       1.35       1.18
  21          28.3022   17,904.1       36.7389   18,804.7      29.81      5.03       37.7707   18,809.4       2.81       0.02
  22          27.9815   16,709.8       28.8557   18,324.6       3.12      9.66       29.5820   18,330.8       2.52       0.03
  23          25.0003   15,147.9       26.8779   16,521.0       7.51      9.06       27.5519   16,599.7       2.51       0.48
  24          22.1283   14,245.7       24.7335   16,000.1      11.77     12.32       25.0065   16,041.9       1.10       0.26
             --------------------     -----------------------------------------     ------------------------------------------
              26.3568  392,510.9       29.9498  426,486.9      13.63      8.66       30.4911  428,014.5       1.81       0.36


        ITERATION #4
 Hour    MCP       Volume      % MCP    % Vol
                                Chng      Chng
-------------------------------------------------
  1     22.0094    15,412.8      0.00       0.00
  2     22.0084    15,253.2      0.00       0.00
  3     21.3871    15,042.5      0.00       0.00
  4     21.5239    15,109.8      0.00       0.00
  5     22.0082    15,384.6      0.02       0.00
  6     25.3133    15,960.3     -0.21      -0.10
  7     30.1917    17,030.7     12.93      -4.04
  8     30.0070    17,790.1     11.11      -4.09
  9     35.3969    18,131.6     22.18      -4.03
  10    39.7867    18,159.1     20.66      -4.11
  11    40.0090    18,433.2     13.45      -3.42
  12    40.0062    18,405.9     12.51      -3.26
  13    38.5634    18,490.7     18.49      -3.38
  14    39.9955    18,250.5     17.64      -4.04
  15    39.9948    18,050.3     18.75      -4.45
  16    39.6743    17,964.0     17.80      -4.09
  17    40.0056    18,333.2     12.95      -3.33
  18    41.2175    18,915.3      1.49      -4.95
  19    41.1927    18,838.6      1.49      -4.97
  20    41.1604    18,362.3      1.52      -5.09
  21    40.5645    18,152.5      7.40      -3.49
  22    36.0073    17,697.8     21.72      -3.45
  23    27.5519    16,599.7      0.00       0.00
  24    25.0065    16,041.9      0.00       0.00
       ------------------------------------------
        33.3576   415,810.6      9.40      -2.85